Exhibit 10.1
BELVEDERE PLACE
DATED AS OF JULY 31st, 2006
BETWEEN
BENTLY HOLDINGS CALIFORNIA LP,
AS LANDLORD,
AND
REDWOOD TRUST, INC.
AS TENANT

BELVEDERE PLACE
BASIC LEASE INFORMATION

1.	Date:	July 31st ,2006

2.	Landlord:	Bently Holdings California LP

3.	Tenant:	Redwood Trust, Inc., a Maryland corporation

4.	Property:	The real property legally described on Exhibit A attached hereto

5.	Project:	The Property, together with the buildings known as One and Two Belvedere Place and all other improvements located thereon, commonly known as the Belvedere Place Office Center containing approximately 103,598 rentable square feet

6.	Building:	That certain office building located within the Project located at One Belvedere Place, Mill Valley, California containing approximately 43,258 rentable square feet

7.	Premises:	Subject to Section l(b) of the Lease, approximately 21,887 rentable square feet located on the second floor of the Building, as outlined on the floor plan attached hereto as Exhibit B

8.	Load Factor:	1.23 (23%)

9.	Initial Term:	Ten (10) years and five (5) months

10.	Estimated Delivery Date:	N/A

11 .	Outside Delivery Date:	N/A

12 .	Commencement Date :	January 1, 2008

13.	Expiration Date:	May 31, 2018, as the same may be extended pursuant to the provisions of Section 40 of the Lease.

14.	Initial Basic Rental Rate:	$79,012.00/month

15.	Fair Market Rental Value:	The rental rate per rentable square foot per month (taking into account additional rent and all other monetary payments and considering any base year or expense stop applicable thereto), including all escalations, for all leases for comparable, unencumbered space for approximately the same lease term, executed at the Project and/or any other comparable Class A building in terms of size, quality, level of services, amenities,age and appearance located within the Southern Marin County area from the northern border of Corte Madera and Larkspur south to the Golden Gate Bridge (collectively, “Comparable Buildings”), during the twelve (12) month period immediately preceding the date upon which the determination of Fair Market Rental Value is made, and having a commencement date within six (6) months of the date that the Fair Market Rental Value will commence under this Lease, and taking into account any free rent, tenant improvements, tenant improvement allowances, moving allowances and other concessions granted to tenants under leases of such comparable space in Comparable Buildings and the value, if any, of the existing tenant improvements (with such value being judged with respect to the utility of such existing tenant improvements to the general business office user and not this particular Tenant), provided that the Fair Market Rental Value shall not include consideration of the value of any Tenant Improvements made to the Premises by Tenant under Section 30 below costing in excess of the Tenant Improvement Allowance or the value of any Alterations to the Premises made at the expense of Tenant. The Fair Market Rental Value shall be determined in accordance with the terms and provisions of this Lease below.

16.	Security Deposit:	$79,012.00

17.	Base Year:	2008

18.	Tenant’s Proportionate Share:	The ratio which the rentable area of the Premises bears to the rentable area of the entire Project, which, subject to Section l(b) of the Lease, is agreed to be 21%.

19.	Tenant Improvement Allowance:	Subiect to Section 1(b) of the Lease, $35.00 per rentable square foot multiplied by 21,887 rentable square feet = $766,045.00.

20.	Space Plan Deadline:	N/A

21 .	Working Drawing Deadline:	N/A

22.	Landlord’s Broker:	None

23.	Tenant’s Broker:	None

24.	Extension Term:	Two five (5) year options, in accordance with Section 40 below

25.	Guarantor:	None
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EXHIBITS

Exhibit A	Legal Description of Property

Exhibit B	Description of Premises

Exhibit C	Notice of Lease Term Dates

Exhibit D	Form of Tenant Estoppel Certificate

Exhibit E	Rules and Regulations

Exhibit F	Base Building Standard Shell Construction Specifications

BELVEDERE PLACE OFFICE LEASE
          THIS LEASE is entered into by and between Landlord and Tenant, as specified in the Basic Lease Information, which is incorporated herein by reference, as of the date shown in Paragraph 1 of the Basic Lease Information.
1.      PREMISES.
          (a)      Initial Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises (as defined in Paragraph 7 of the Basic Lease Information) upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which Tenant is responsible and that this Lease is entered into upon the condition of such performance.
          (b)      Verification of Usable Square Feet of Premises, Building and Project. For the purposes of this Lease, “usable square feet” for the Premises shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings, [ANSI Z65.1 — 1996], and “rentable square feet” shall equal (i) the usable square feet contained within the Premises multiplied by (ii) the sum of (x) one (1) plus (y) the Load Factor (as defined in Paragraph 8 of the Basic Lease Information). The usable square feet and rentable square feet of the Premises, Building and the Project are subject to verification by Tenant’s architect within ninety (90) days following the Commencement Date. The usable square feet and rentable square feet of the Premises are subject to verification from time to time by Landlord’s planner/designer only in the event of a change in the boundaries of the Premises and the parties hereby agree that the usable square footage and rentable square footage of the Premises shall be as specified in the Basic Lease Information unless and until (i) there is such a change in the boundaries of the Premises from as shown on Exhibit B attached hereto and/or (ii) Tenant exercises its right to remeasure as provided above. Notwithstanding the foregoing, Landlord shall have the right to verify the usable and rentable square feet in the Premises after completion of the Tenant Improvements. In the event either Landlord or Tenant elects to remeasure as provided herein, Tenant’s architect may consult with Landlord’s planner/designer regarding any such verification (if applicable) as it pertains to the Premises and such verification shall be subject to the approval of Tenant’s architect (which approval shall not be unreasonably withheld, conditioned or delayed), and Landlord’s architect may consult with Tenant’s architect regarding any such verification as it pertains to the Premises and such verification shall be subject to the approval of Landlord’s architect. In the event Landlord’s architect and Tenant’s architect cannot agree on the square footage of the Premises, Landlord and Tenant shall select a mutually acceptable independent architect to measure the Premises in accordance with this Section 1(b) and the decision of such architect shall be binding on Landlord and Tenant. Landlord and Tenant shall equally share the cost of such independent architect. In the event of such a change in the usable and rentable square footage in the Premises as provided herein, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of rent) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

2.      TERM.
          (a)      Initial Term. Except as otherwise provided herein, the term of this Lease shall be the Initial Term as set forth in Paragraph 9 of the Basic Lease Information, commencing on the Commencement Date, and ending as of the Expiration Date, as set forth in Paragraph 12 and Paragraph 13, respectively, of the Basic Lease Information. The Initial Term, together with any extension term as to which a right has been properly exercised, shall be referred to as the “Term.” Notwithstanding anything to the contrary set forth in this Lease, in the event that Landlord has not delivered the Premises to Tenant in the Delivery Condition by the Outside Delivery Date, as set forth in Paragraph 11 of the Basic Lease Information, Tenant shall have the right, at Tenant’s sole option, to elect to terminate this Lease by delivery to Landlord of a notice (the “Termination Notice”), which termination shall be effective thirty (30) days after Tenant’s delivery of the Termination Notice to Landlord, unless within such thirty (30) day period Landlord shall deliver the Premises to Tenant in the Delivery Condition. In the event Tenant shall elect to terminate this Lease, Tenant must deliver to Landlord the Termination Notice prior to the date the Premises are delivered to Tenant in the Delivery Condition.
          (b)      Confirmation of Lease Term. When the Commencement Date and the Expiration Date have been ascertained, the parties shall promptly complete and execute a Notice of Lease Term Dates in the form of Exhibit C attached hereto; provided, however, that the failure of the parties to confirm same shall not affect the Commencement Date or otherwise invalidate this Lease.
          (c)      Lease Years. The term “Lease Year” when used herein shall mean the twelve months commencing on the Commencement Date and each subsequent period of twelve months; provided, however, that if the Commencement Date does not occur on the first day of the calendar month, the first Lease Year shall mean the twelve months commencing on the first day of the calendar month following the Commencement Date. As provided above, if the Commencement Date does not occur on the first day of the calendar month, the first Lease Year shall include the period, if any, from the Commencement Date to the end of the month in which the Commencement Date occurs.
3.      BASIC RENT.
          (a)      Basic Rent Payments. Tenant agrees to pay Landlord each calendar month, as base monthly rent, the Basic Rent as set forth in Paragraph 14 of the Basic Lease Information, subject to adjustment pursuant to subsection (b) below. Each monthly installment of Basic Rent shall be payable in advance on the first day of each calendar month during the Term. If the Term commences or ends on a day other than the first day of a calendar month, then the rent for the months in which this Lease commences or ends shall be prorated (and paid at the beginning of each such month) in the proportion that the number of days this Lease is in effect during such month bears to the total number of days in such month, and such partial month’s installment shall be paid no later than the commencement of the subject month except for the first month’s rent which shall be paid no later than the Commencement Date. In addition to the Basic Rent, Tenant agrees to pay as additional rent the amount of additional rent and rent adjustments and other charges required by this Lease. All rent shall be paid to Landlord, without prior demand and without any deduction or offset (except as otherwise provided in this Lease), in lawful money of the United States of America, at the address of Landlord designated in Section 31 below or to such other person or at such other place as Landlord may from time to time designate in writing. Except as otherwise provided in this Lease, in the event of a remeasurement or adjustment of the area of the Premises, the Basic Rent shall be recalculated using the Basic Rental Rate referenced in Paragraph 14 of the Basic Lease Information.
     (b)      Adjustment in Basic Rent. The Basic Rent payable by Tenant shall be increased at the end of each twelve (12) month period by an amount to equal one hundred three percent (103%) of the Basic Rent in effect immediately prior to the applicable adjustment date in accordance with the following schedule (subject to modification based on a remeasurement as provided in Section 1(b)):

Months	Monthly Basic Rent
1-12	$79,012.00
13-24	$81,382.36
25-36	$83,823.83
37-48	$86,338.55
49-60	$88,928.70
61-72	$91,596.56
73-84	$94,344.46
85-96	$97,174.79
97-108	$100,090.04
109-120	$103,092.74
     (c)      Late Charge. If Tenant fails to pay any installment of Basic Rent, additional rent or other changes or otherwise fails to make any other payment for which Tenant is obligated under this Lease within five (5) days after Tenant’s receipt of notice that Tenant failed to pay same when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount so payable; provided, however, that if Tenant fails to pay any installment of Basic Rent or additional rent when due more than three (3) times in any twelve (12) month period, Landlord shall no longer be required to give Tenant notice before imposing the late charge and Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due for any amount not paid within five (5) days after the date due. Tenant acknowledges that late payments will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Landlord as a result of such late payment. Such late charge shall not be deemed a consent by Landlord to any late payment, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled hereunder. In addition, all amounts payable by Tenant to Landlord hereunder, exclusive of the late change described above, if not paid within five (5) days after such amounts are due, shall bear interest from the due date until paid at the lesser of (i) the rate of ten percent (10%) per annum or (ii) the maximum rate of interest permitted to be collected by the Landlord by law (“Interest Rate”).

4.      ADDITIONAL RENT. In addition to the Basic Rent provided in Section 3 of this Lease, Tenant shall pay Tenant’s Proportionate Share as specified in Paragraph 18 of the Basic Lease Information, of the increase in (Actual Operating Expenses for each Operating Year over the Base Amount (as such terms are defined below). Tenant’s Proportionate Share of the Building may change based on remeasurement or adjustment of the area of the Project or the Premises as described in Section 1(b). In addition, whenever additional space is added to the Premises, Tenant’s Proportionate Share of the Project shall increase accordingly.
          (a)      Estimated Operating Expenses. Within ninety (90) days after the close of each Operating Year during the Term following the Base Year, Landlord shall furnish Tenant a written statement of the “Estimated Operating Expenses” for the then current Operating Year, and a corresponding calculation of additional rent, which shall be one-twelfth (1/12) of Tenant’s Proportionate Share of the amount, if any, by which the Estimated Operating Expenses exceed the Base Amount. Such additional amount shall be added to the monthly installment of Basic Rent payable by Tenant under this Lease for each month during such Operating Year.
          (b)      Actual Operating Expenses. Within ninety (90) days after the close of each Operating Year (including the Base Year) during the Term, Landlord shall deliver to Tenant a written statement setting forth the Actual Operating Expenses during the preceding Operating Year and the amount by which such Actual Operating Expenses exceed the Base Amount (the“Operating Expense Increase”). If Tenant’s Proportionate Share of the Operating Expense Increase for any Operating Year exceeds the Estimated Operating Expenses paid by Tenant to Landlord pursuant to Section 4(a) Tenant shall pay the amount of such excess to Landlord as additional rent within thirty (30) days after receipt by Tenant of such statement. If such statement shows Tenant’s Proportionate Share of the Operating Expense Increase to be less than the amount paid by Tenant to Landlord pursuant to Section 4(a), then the amount of such overpayment shall be paid by Landlord to Tenant within thirty (30) days following the date of such statement or, at Landlord’s option, credited by Landlord to the payment of rent next due. Additionally, promptly following the reassessment of the value of the Project by any such governmental authority subsequent to the leasing and occupancy of a substantial portion of the Project, Landlord shall provide Tenant with a written statement reflecting the adjusted Actual Operating Expenses for the Base Year. If, as a result of Landlord’s recalculation of the Actual Operating Expenses for the Base Year Landlord determines that the amount paid by Tenant pursuant to this Section 4 for any Operating Year was less than the amount owed by Tenant for such Operating Year, Tenant shall pay to Landlord the amount of such shortfall within thirty (30) days after the date of Tenant’s receipt of such statement, and if, as a result of Landlord’s recalculation of the Actual Operating Expenses for the Base Year Landlord determines that amounts paid by Tenant pursuant to this Section 4 for any Operating Year exceeded the amount owed by Tenant for such Operating Year, then the amount of such overpayment shall be paid by Landlord to Tenant within thirty (30) days following the date of such statement or, at Landlord’s option, credited by Landlord to the payment of rent next due. Prior to the date that is one (1)year after Tenant’s receipt of Landlord’s statement of Actual Operating Expenses for any Operating Year, Landlord shall provide Tenant with reasonable access, upon reasonable prior notice and during normal business hours, to inspect and photocopy Landlord’s books and records with respect to the Actual Operating Expenses for such Operating Year (“Tenant’s Audit”), provided: (i) Tenant is not in default under any of the material provisions of the Lease (remaining uncured following the expiration of any applicable period for cure under this Lease),

(ii) Tenant shall pay any amounts owing hereunder when due, (iii) Tenant’s Audit is performed by an employee of Tenant or certified, public accountant who is not paid on a contingency fee basis, (iv) Tenant and any Tenant Party (as defined in Section 6(c) hereof) performing Tenant’s Audit execute a confidentiality agreement in a form reasonably acceptable to Landlord and Tenant, (v) Tenant’s Audit shall be performed at Tenant’s sole cost and expense unless otherwise provided herein and (vi) Tenant’s Audit shall be completed within such sixty (60) days after Landlord gives Tenant access to its books and records. If, within such sixty (60) day period, Tenant delivers to Landlord the written results of Tenant’s Audit which states that Actual Operating Expenses are less than Landlord’s determination of Actual Operating Expenses (the “Discrepancy”), Landlord shall, promptly after its receipt of the written results of Tenant’s Audit either (A) reimburse Tenant for the amount of any overpayment made by Tenant to Landlord pursuant to this Section 4(b) and for Tenant’s reasonable out-of-pocket costs and expenses incurred in performing the Tenant’s Audit in the event the Discrepancy is greater than five percent (5%) or (B) notify Tenant in writing that Landlord disagrees with the result of Tenant’s Audit, in which event the Landlord and Tenant shall submit their respective calculations of the Actual Operating Expenses to a neutral certified public accountant appointed with the consent of both Landlord and Tenant, who shall review the respective determinations of Actual Operating Expenses, and shall make a final determination of the Actual Operating Expenses for the year in question which shall be binding on both Landlord and Tenant, and if such accountant determines that there is a Discrepancy, Landlord, promptly after its receipt of such final determination, shall reimburse Tenant for the amount of any overpayment made by Tenant to Landlord pursuant to this Section 4(b) and for Tenant’s reasonable out-of-pocket costs and expenses incurred in performing the Tenant’s Audit in the event the Discrepancy is greater than five percent (5%).
          (c)      Determinations. The determination of Actual Operating Expenses and Estimated Operating Expenses shall be made by Landlord reasonably and in good faith. Any payments pursuant to this Section 4 shall be additional rent payable by Tenant hereunder, and in the event of nonpayment thereof, Landlord shall have the same rights with respect to such nonpayment as it has with respect to any other nonpayment of rent hereunder.
          (d)      End of Term. If this Lease shall terminate on a day other than the last day of an Operating Year, the amount of any adjustment between Estimated Operating Expenses and Actual Operating Expenses with respect to the Operating Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Operating Year, to and including such termination date, bears to three hundred sixty-five (365);and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery of the statement of Actual Operating Expenses with respect to such Operating Year.
          (e)      Definitions. The following terms shall have the respective meanings hereinafter specified:
                    (1)      “Base Amount” shall mean an amount equal to the Actual Operating Expenses for the Base Year (as defined in Paragraph 17 of the Basic Lease Information); provided that, if the Project is not ninety-five percent (95%) occupied (with all tenants paying full rent, as contrasted with free rent, half rent and the like) during the entire Base Year, then the

Actual Operating Expenses actually incurred for the Base Year shall be annualized to reflect the Actual Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied (with all tenants paying full rent, as contrasted with free rent, half rent and the like).
                    (2)     “Operating Year” shall mean a calendar year commencing January 1 and ending December 31.
                    (3)     “Operating Expenses” shall mean all expenses paid or incurred by Landlord for maintaining, owning, operating and repairing the Project (as defined in Paragraph 5 of the Basic Lease Information), including, without limitation, the Building, and the personal property used in conjunction therewith, including, but not limited to expenses incurred or paid for: (i) Property Taxes (as hereinafter defined); (ii) utilities for the Project, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating; (iii) permits, licenses and certificates necessary to operate, manage and lease the Project; (iv) insurance Landlord reasonably deems appropriate to carry or is required to carry by any mortgagee under any mortgage encumbering the Project or any portion thereof or interest therein or encumbering any of Landlord’s or the property manager’s personal property used in the operation of the Project; (v) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project; (vi) accounting, legal, inspection, consulting, concierge and other services; (vii) equipment rental (or installment equipment purchase or equipment financing agreements); (viii) management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts); (ix) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons (not higher than Project manager) engaged in the operation, maintenance or security of the Project, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits (provided that if an employee spends a portion of his or her time on projects other than the Project, then the wages, salaries, compensation and benefits of such employee and taxes thereon pursuant hereto shall be reasonably and equitably prorated); (x) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development or similar arrangement; (xi) operation, repair, and maintenance of all systems and equipment and components thereof (including replacement of components); (xii) janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, and cleaning of walks, parking facilities and building walls (provided that janitorial service to the premises of other Project occupants shall not be included in Operating Expenses if Tenant separately provides janitorial service to the Premises at Tenant’s cost); (xiii) replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, rest rooms and other common or public areas or facilities; (xiv) maintenance and replacement of shrubs, trees, grass, sod and other landscape items, irrigation systems, drainage facilities, fences, curbs, and walkways; (xv) maintenance of parking facilities; (xvi) roof repairs and (xvii) capital expenditures, which capital expenditures shall be amortized for purposes of this Lease over their respective useful lives (together with interest thereon at the rate of 10% per annum), made (A) primarily to reduce Operating Expenses, or (B) to comply with any laws or other governmental requirements (except that Operating Expenses shall specifically exclude work required to correct any non-compliance of the Project with applicable laws or requirements existing as of the

Commencement Date where correction of such noncompliance was then legally required as of the Commencement Date). Notwithstanding the foregoing, Operating Expenses shall not include (a) depreciation, interest and amortization on mortgages or other debt costs or ground lease payments, if any; (b) legal fees in connection with leasing, tenant disputes or enforcement of leases; (c) real estate brokers’ leasing commissions; (d) improvements or alterations to tenant spaces or allowances, inducements or other concessions for any tenant; (e) the cost of providing any service directly to and paid directly by, any tenant; (f) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); (g) costs incurred by Landlord in connection with the correction of structural and/or latent defects in the original construction materials or installations for the Building; (h) costs incurred by Landlord to lease space to new tenants or to retain existing tenants including all marketing, advertising and promotional expenditures; (i) costs arising from the presence of Hazardous Materials on or about the Building, the Project or the land not placed on or about the Premises, Project, land or the Building by the Tenant or any Tenant Panty; (j) any amount billed separately to another tenant, whether or not the tenant actually pays such amount; (k) the cost of charitable or political contributions; (1) the cost of sculpture, paintings or other objects of art; (m) expenses incurred by Landlord in respect of a development or buildings other than the Project; (n) salaries and benefits of executives and management personnel above the level of the Project manager; (o) increased costs of performance to the extent resulting from the negligence or willful misconduct of Landlord or its agents, employees or contractors; (p) capital expenditures except those capital expenditures made primarily to reduce Operating Expenses (as to which the amortized cost to be included in Operating Expenses in any Operating Year shall be limited to the amount of the actual reduction in Operating Expenses during such Operating Year as a result thereof), or to comply with any laws or other governmental requirements (provided that Operating Expenses shall specifically exclude costs of work required to correct any non-compliance of the Project with applicable laws or requirements existing as of the Commencement Date where correction of such noncompliance was then legally required as of the Commencement Date), which capital expenditures (together with interest thereon at the rate of 10% per annum) shall be amortized for purposes of this Lease over their respective useful lives; (q) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital expenditure which is specifically excluded in (p) above (excluding, however, equipment not affixed to the Building or Project which is used in providing janitorial or similar services); (r) costs incurred by Landlord for the repair of damage to the Building or Project, to the extent that Landlord is or should be reimbursed by insurance proceeds, and costs of all capital repairs, replacements or restorations resulting from a casualty, regardless of whether such repairs are covered by insurance and costs due to repairs resulting from an earthquake or flood to the extent such costs exceed $25,000; (s) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly; (t) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building and Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (u) Landlord’s general corporate overhead and general and administrative expenses; (v) advertising and promotional expenditures, and costs of signs in or on the Project or the Building identifying the owner of the Project or Building or other tenants’ signs; (w) costs incurred in connection with upgrading the Building or Project to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non compliance; (x) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due; (y) costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by landlords of Comparable Buildings; (z) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and Project, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or Project, costs of any disputes between Landlord and its employees (if any) not engaged in Building or Project operation, disputes of Landlord with Building or Project management, or outside fees paid in connection with disputes with other tenants; (aa) any increase of, or reassessment in, real property taxes and assessments in excess of two percent (2%) of the taxes for the previous year, resulting from either (1) any sale, transfer, or other change in ownership of the Building or the Project during the Term or from major alterations, improvements, modifications or renovations to the Building or the Project; (bb) the cost of any item included in Operating Expenses to the extent that such cost is attributable solely to the use, management, repair, service, insurance, condition, operation or maintenance of other office buildings in the Project; or (cc) reserves for bad debts or for future improvements, repairs, additions, etc.
                    (4)      “Estimated Operating Expenses” shall mean Landlord’s estimate of Operating Expenses for the following Operating Year, adjusted as if ninety-five percent (95%) of the total rentable area of the Property will be occupied for the entire Operating Year, Base Year or Operating Year, as applicable, with all tenants paying full rent, as contrasted with free rent, half rent and the like.
                    (5)     “Actual Operating Expenses” shall mean the actual Operating Expenses for the Base Year or any Operating Year, as applicable, adjusted, (a) if less than ninety-five percent (95%) of the total rentable area of the Project had been occupied for the entire Base Year or Operating Year, as applicable, as if ninety-five percent (95%) of the total rentable area of the Project had been occupied for the entire Base Year or Operating Year, with all tenants paying full rent, as contrasted with free rent, half rent and the like, and (b) if the Property Taxes component of the Base Year or Operating Year, as applicable, are based on an assessment of the value of the Project made by a governmental authority prior to completion of the Project and/or prior to leasing and occupancy of a substantial portion of the Project, then the Property Taxes component of the Actual Operating Expenses for such Operating Year or Base Year, as applicable, shall be adjusted by Landlord, in Landlord’s reasonable discretion, as if the Project had been fully assessed in such Base Year or Operating Year with all improvements completed therein.
                    (6)      “Property Taxes” shall mean all real and personal property taxes and assessments imposed by any governmental authority or agency on the Project; any assessments levied in lieu of such taxes; any non-progressive tax on or measured by gross rents received from the rental of space in the Project; and any other costs levied or assessed by, or at the direction of, any federal, state, or local government authority in connection with the use or occupancy of the Project or the Premises or the parking facilities serving the Project; any tax on any document to which Tenant is a party creating or transferring an interest in the Premises, and any expenses, including the reasonable cost of attorneys or experts, incurred by Landlord in seeking reduction by the taxing authority of the above-referenced taxes, less any tax refunds obtained as a result of an application for review thereof; but shall not include any net income, franchise, estate, excess profits, documentary transfer or inheritance taxes.
5.       SECURITY DEPOSIT. Tenant has deposited with Landlord the Security Deposit specified in Section 16 of the Basic Lease Information. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all of Tenant’s obligations under this Lease. If Tenant defaults with respect to any provision hereof, including but not limited to the provisions relating to payment of rent, Landlord may (but shall not be required to) use, apply or retain all or part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may incur by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the deposit is so use or applied, Tenant shall, upon demand, immediately deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be obligated to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant fully and faithfully performs all of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interests hereunder) after the expiration of the Term, provided that Landlord may retain all or a portion of the Security Deposit in an amount reasonably determined by Landlord to be necessary to cover any amounts owed by Tenant for the clean-up and repair of the Premises if Tenant has filed to satisfy its obligations under Section 7(b) of this Lease, and Actual Operating Expenses during the Term.
6.      USES; HAZARDOUS MATERIAL.
          (a)       Use. Landlord agrees that the Premises may be used for (i) the sale and trading of securities (including, without limitation) stocks and bonds, (ii) providing private banking services, investment banking services, trust services and other diversified financial services, (iii) the sale of insurance, (iv) office use, including conference and computer facilities, employee and visitor cafeteria and dining areas (including related kitchen facilities) and/or (vi) and other legally permitted use consistent with the character of the Project and Comparable Buildings. Tenant, at its sole cost and expense, shall promptly comply with all local, state and federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereinafter be in force relating to the use of the Premises, including, without limitation, the Americans with Disabilities Act, 42 U. S .C. § 12101 et seq. and any governmental regulations relating thereto (collectively, the “ADA”), including any required alterations within the Premises for purposes of “public accommodations” under such statute. However, notwithstanding anything to the contrary contained in this Lease, Landlord (and not Tenant), at Landlord’s cost but as an item of Operating Expenses (subject to the provisions of Section 4(e) above establishing certain exclusions from Operating Expenses), shall be required to make any alterations or improvements to the Premises constituting capital expenditures (including, without limitation, alterations or improvements to the Premises in order to comply with the ADA constituting capital expenditures) and to the Building Structure and Building Systems (as those terms are defined in Section 7(a) below) to the extent such alterations or improvements are required to cause the Premises to comply with applicable laws, except that Tenant (and not Landlord), at Tenant’s sole cost, shall be responsible for performing such alterations or improvements work to the extent such compliance work is necessitated by the particular use of the Premises by Tenant, any subtenant of Tenant or any of their respective employees, agents, contractors, licensees or invitees (collectively, “Tenant Parties”) (as opposed to mere occupancy for general office use) or by any Alterations to the Premises under Section 8 below to the extent such Alterations are not normal and customary business office improvements. Tenant shall not use or permit the Premises to be used in any manner nor do any act which would increase the existing rate of insurance on the Project (unless Tenant agrees to pay such increased cost) or cause the cancellation of any insurance policy covering the Project, nor shall Tenant permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policy, unless Tenant obtains an endorsement to the policy allowing such activity. Tenant shall not during the Term (i) commit or allow to be committed any waste upon the Premises, or any public or private nuisance in or around the Project, (ii) allow any sale by auction upon the Premises, (iii) place any loads upon the floor, walls, or ceiling of the Premises which endanger the Building, (iv) use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration or in any manner damage the Building, (v) place any harmful liquids in the drainage system or in the soils surrounding the Project, or (vi) disturb or unreasonably interfere with other tenants of the Project. If any of Tenant’s office machines or equipment unreasonably disturbs the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be reasonably necessary to eliminate the disturbance, all at Tenant’s sole cost and expense.
          (b)       Hazardous Material. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the United States Government. Accordingly, the term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos, (vi) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (viii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6902 et seq., or (ix) defined as a “hazardous substance” pursuant to Section 101 of the Compensation and Liability Act, 42 U.S.C. § 9601 et seq. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials in or on the Premises or the Project by any Tenant Parties. Tenant shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage or use of such substances or materials, nor allow to be brought onto the Building or Project any such materials or substances, except that Tenant may maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies which products contain chemicals which are categorized as Hazardous Materials, provided that the use of such products in the Premises by Tenant shall be in compliance with applicable laws and shall be in the manner in which such products are designed to be used. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief with no independent investigation regarding the presence of Hazardous Materials on the Premises. The covenants of this Section 6(b) shall survive the expiration or earlier termination of the Lease. To the best of Landlord’s actual knowledge, there are no Hazardous Materials in the Building, the Project or the Premises as of the date hereof.
          (c)       Environmental Obligations. Landlord and Tenant shall notify each other in writing of (i) any enforcement, clean-up, removal or other governmental action instituted with regard to Hazardous Materials involving the Project, (ii) any claim made by any person against either of the parties related to Hazardous Materials in the Premises or the Project, (iii) any reports made to any governmental agency arising out of or in connection with Hazardous Materials in the Premises or the Project including, without limitation, any complaints, notices or warnings, and (iv) any spill, release, discharge or disposal of Hazardous Materials in the Premises or the Project that is required to be reported to any governmental agency or authority under any applicable governmental law, rule or regulation. Tenant shall indemnify and hold Landlord and its affiliates harmless with respect to any environmental claims or liabilities which occur as a result of the breach by Tenant of any of Tenant’s covenants set forth in Section 6(b) above or this Section 6(c) and from any escape, seepage, leakage, spillage, discharge, emission, release from, onto or into the Premises, the Building or the Project of any Hazardous Materials to the extent caused by Tenant or any of Tenant Parties. Landlord shall indemnify and hold Tenant and the Tenant Parties harmless with respect to any environmental claims or liabilities which occur as a result of the breach by Landlord of any of Landlord’s covenants, representations or warranties set forth in Section 6(b) above or this Section 6(c) and from any escape, seepage, leakage, spillage, discharge, emission, release from, onto or into the Premises, the Building or the Project of any Hazardous Materials to the extent caused by Landlord or its employees, agents, contractors, licensees or invitees.
7.       MAINTENANCE AND REPAIRS.
          (a)       Landlord’s Obligations. Landlord shall maintain and keep in first-class condition and state of repair (comparable to other Comparable Buildings) and, subject to Section 6 above, in compliance with applicable laws, the foundations, exterior walls, structural portions of the roof and other structural portions of the Building (including the floor/ceiling slabs, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking facilities, stairwells, escalators, elevator cabs, plazas, pavement, sidewalks, curbs, entrances, landscaping, art work, sculptures, restrooms, mechanical, electrical and telephone closets, and all common and public areas) (collectively, the “Building Structure”), and shall maintain the electrical, plumbing, heating, ventilating, sprinkler and life-safety equipment in the Building (collectively, the “Building Systems”); and except that all damage or injury to the Premises, the Building or the equipment and improvements therein caused by any act, neglect, misuse or omission of any duty by any Tenant Parties shall be paid by Tenant except to the extent the cost of same is covered by insurance carried by Landlord hereunder (or would have been covered had Landlord carried the insurance required hereunder). Subject to the provisions of Section 42(i) below, Landlord shall commence performance of any such required repairs promptly (but in any event within ten (10) days or sooner if required by reason of an emergency situation, unsafe condition or threat to person or property) following receipt of written notice from Tenant of the need for such repairs and shall thereafter diligently prosecute the work of such repairs to completion. Subject to the following provisions of this Section 7(a), Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) if Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees. However, if Landlord fails to perform any of Landlord’s obligations under this Section 7(a) promptly after receipt of written notice of the need therefore from Tenant, and (1) such failure results in a situation which materially and adversely affects the operation of Tenant’s business from the Premises or an material risk of injury to persons or material property damage, (2) such failure is susceptible of cure by Tenant without work upon or otherwise affecting the exterior appearance of the Building, or adversely affecting the structural elements of the Building or the integrated Building mechanical or utility systems, and (3) within three (3) business days (or such shorter period as is reasonable under the circumstances if relating to an emergency situation, unsafe condition or threat to person or property) following Landlord’s receipt of a second written notice from Tenant of the existence of such situation stating Tenant’s intent to exercise its rights under this Section if such situation is not cured, Landlord fails to commence and thereafter diligently prosecute to completion the cure thereof, then Tenant shall have the right, but not the obligation, to promptly take such measures as are necessary to cure such situation (using qualified, licensed contractors reasonably experienced in performance of comparable work in Comparable Buildings), and Landlord shall reimburse Tenant for the reasonable costs of completing such cure, plus interest at the ten percent (10%) per annum (or such lesser rate as is the then maximum lawful rate of interest) from the date such costs were incurred by Tenant until such reimbursement by Landlord, within thirty (30) days following Tenant’s submission to Landlord of reasonable evidence of the amount of such costs. If within thirty (30) days following Tenant’s completion of such cure and submission of such evidence of the costs thereof, Landlord does not either pay to Tenant the amount requested or deliver written notice (an “Objection Notice”) to Tenant objecting to Tenant’s claim that Landlord was required to perform such work under this Lease and/or the amount requested for reimbursement (provided that if Landlord so objects to a portion of the amount requested for reimbursement, Landlord shall pay to Tenant the undisputed amount), then, notwithstanding anything to the contrary contained in this Lease, Tenant may offset the amount so requested, including interest, for reimbursement from Tenant’s rental obligations next coming due under this Lease; provided that if Landlord so delivers an Objection Notice, Tenant shall not be entitled to any such offset (other than as to undisputed amounts if the Objection Notice objects only to a portion of the amount requested for reimbursement) and as Tenant’s sole remedy for amounts not so reimbursed or offset, Tenant may proceed to claim a default by Landlord. Any dispute as to which Landlord delivers an Objection Notice pursuant hereto shall be resolved by arbitration in accordance with the provisions of Section 37 below.
          (b)       Tenant’s Obligations. Tenant shall at its expense maintain, repair and replace all portions of the Premises and the equipment or fixtures therein, except to the extent specified in Section 7(a), above, at all times in first-class condition and state of repair, all in accordance with the laws of the State of California and all health, fire, police and other ordinances, regulations and directives of governmental agencies having jurisdiction over such matters. However, notwithstanding anything to the contrary contained in this Lease, Landlord (and not Tenant), at Landlord’s cost as an item of Operating Expenses (subject to the provisions of Section 4(e) above establishing certain exclusions from Operating Expenses), shall be required to make any alterations, additions or improvements to the Premises constituting capital expenditures (including, without limitation, alterations, additions or improvements to the Premises constituting capital expenditures required in order to comply with the ADA) and to the Building Structure and Building Systems to the extent such alterations, additions or improvements are required to cause the Premises to comply with applicable laws, except that Tenant (and not Landlord), at Tenant’s sole cost, shall be responsible for performing such alterations, additions or improvements work to the extent such compliance work is necessitated by the particular use of the Premises by Tenant or any of the Tenant Parties (as opposed to mere occupancy for general office use) or by any Alterations to the Premises under Section 8 below to the extent such Alterations are not normal and customary business office improvements. Tenant shall replace at Tenant’s sole expense any glass that may be broken in the Premises with glass of the same size, specifications and quality, with signs thereon, if required. At the expiration of the Term, Tenant shall surrender the Premises in good and reasonably clean condition, normal wear and tear and damage by fire, other casualty or condemnation excepted; provided, however, that Tenant shall have no obligation to repaint, install new floor coverings or patch wall and floor penetrations.
8.       ALTERATIONS.
          (a)       Landlord’s Consent. Tenant shall not make any alterations, additions or improvements (collectively, “Alterations”) in or to the Premises or make changes to locks on doors or add, disturb or in any way change any plumbing or wiring without obtaining the prior written consent of Landlord, which consent shall not be withheld provided that the Alterations would (i) not adversely affect the Building Structure or Building Systems, (ii) not affect the exterior appearance of the Building or (iii) comply with applicable laws (individually and collectively, a “Design Problem”). Notwithstanding anything to the contrary set forth herein,Tenant shall not be required to obtain Landlord’s prior consent with respect to any strictly cosmetic work performed within the Premises by Tenant (i.e., paint, carpet and other similar alterations that do not affect the Building Systems and Building Standard items).
          (b)       Performance of Work. All Alterations shall be made at Tenant’s sole expense and by contractors or mechanics selected by Tenant, subject to Landlord’s reasonable approval, except that Landlord shall have the right to require use of Building standard contractors or mechanics for work affecting the Building Systems or items under warranty (including, but not limited to, the Building roof). All Alterations shall be made at such times and in such manner as Landlord may from time to time reasonably designate, and shall become the property of Landlord without its obligation to pay therefore at the expiration or earlier termination of this

Lease. All work with respect to any Alterations shall be performed in a good and workmanlike manner, shall be of a quality equal to or exceeding the then existing construction standards for the Project and must be of a type, and the floors and ceilings must be finished in a manner, customary for general office use. Alterations shall be diligently prosecuted to completion to the end that the Premises shall be at all times a complete unit except during the period necessarily required for such work. All Alterations shall be made strictly in accordance with all laws, regulations and ordinances relating thereto and if interior improvements installed in the Premises shall be removed, Tenant shall either replace same with interior improvements of the same or better quality or repair the damage caused by the removal so the Premises is in good condition. Landlord hereby reserves the right to require any contractor or mechanic working in the Premises to provide lien waivers and liability insurance covering the Alterations to the Premises. In addition to the foregoing, Tenant shall provide Landlord with evidence that Tenant or its contractor carries “Builder’s All Risk” insurance in an amount reasonably approved by the Landlord covering the construction of such Alterations, and such other insurance as the Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Section 14(a) of this Lease immediately upon completion thereof. Prior to the performance of any Alterations, Tenant shall allow Landlord to enter the Premises and post appropriate notices to avoid liability to contractors or material suppliers for payment for any Alterations. All Alterations shall remain in and be surrendered with the Premises as a part thereof at the expiration or earlier termination of this Lease, without disturbance, molestation or injury; provided, however, that all of Tenant’s personal property, including furniture, trade fixtures, and equipment, may be removed by Tenant at any time during the Term. Landlord may not require Tenant to remove any Alterations (including cabling) or the Tenant Improvements from the Premises upon the expiration or earlier termination of this Lease.
          (c)      Landlord’s Expenses; Administrative Fee. Tenant shall pay to Landlord, as additional rent, any out-of-pocket costs incurred by Landlord in connection with the review and approval of the Alterations and for any additional Building services provided to Tenant or to the Premises in connection with any such alterations, additions or improvements which are beyond the normal services provided to occupants of the Building as part of Operating Expenses. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, or Tenant’s design of any work, construction of any work or delay in completion of any work.
9.       TENANT’S PROPERTY.
          (a)       Removal Upon Expiration of Lease. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term, subject to the other requirements of this Lease. If Tenant shall fail to remove all of such property from the Premises at the expiration of the Term or within ten (10) days after any earlier termination of this Lease for any cause whatsoever, Landlord may, at its option, on five (5) days’ notice to Tenant, remove the same in any manner that Landlord shall choose, and store such property without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all reasonable expenses incurred in such removal, including reasonable court costs and attorneys’

fees and storage charges on such property for any length of time that the same shall be in Landlord’s possession. Landlord may, at its option, without notice, sell said property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of said property.
          (b)       Personal Property Taxes. Tenant shall be liable for and shall pay, at least five (5) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises or Landlord’s obligations are increased by a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes or obligations based upon Tenant’s personal property or trade fixtures, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, within thirty (30) days of Landlord’s demand, repay to Landlord the taxes or obligations so levied against Landlord, or the portion of such taxes or obligations resulting from such increase in the assessment.
10.       ENTRY BY LANDLORD. After not less than twenty four (24) hours prior notice (which may be oral or written notice, notwithstanding anything to the contrary in this Lease governing the manner of delivery of notices, and except that in the event of an emergency, Landlord may provide shorter notice as may be required under the circumstances, which may be no prior notice, if applicable under the circumstances of the applicable emergency situation), Landlord, its authorized agents, contractors, and representatives shall at any and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or (only during the final six (6) months of the Term) tenants, to post notices, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent (except as otherwise provided in this Lease). Except in the event of an emergency, Landlord shall endeavor to coordinate any such entry with Tenant, so as to minimize the extent of any unreasonable interference with Tenant’s business operations to the extent practicable under the circumstances. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant’s vaults and safes, Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord pursuant to the terms hereof shall not be deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises except to the extent caused by the gross negligence or willful misconduct of Landlord. Notwithstanding anything to the contrary set forth above, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with five (5) days’ prior written notice of the specific date and time of such Landlord inspection.
11.      LIENS. Tenant shall keep the Premises, the Building and the Project free from any liens or encumbrances of any kind or nature arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant.
12.      INDEMNIFICATION.
          (a)       Indemnity by Tenant. Except to the extent caused by the negligence or willful misconduct of Landlord or its members, partners, managers, shareholders, officers, directors,trustees, employees, agents or contractors (collectively, the “Landlord Parties”) and not covered by the insurance maintained by Tenant (and which would not have been so covered had Tenant maintained the insurance required to be maintained by Tenant under this Lease), Tenant shall indemnify, defend, and hold harmless Landlord, Landlord’s members, shareholders, partners, trustees and the Landlord’s Parties from and against all losses, liabilities, damages, costs, expenses and claims arising from or relating to (a) Tenant’s use of the Premises or the conduct of its business or any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, (b) any act, neglect, fault or omission of any of the Tenant Parties, and (c) all reasonable costs, attorneys’ fees, expenses and liabilities incurred in or about such claims or any action or proceeding brought thereon. In case any action or proceeding shall be brought against any of the Landlord Parties by reason of any such claim, Tenant upon written notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of and waives all claims against the Landlord Parties with respect to damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the negligence or willful misconduct of Landlord or the Landlord Parties or by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice to Landlord of such failure.
          (b)      Indemnity by Landlord. Except to the extent caused by the negligence or willful misconduct of Tenant or any of the Tenant Parties or any of Tenant’s members, partners, managers, shareholders, officers, directors, trustees or agents (all of the foregoing including Tenant and Tenant Parties are collectively referred to herein as the “Tenant Indemnitees”) and not covered by the insurance maintained by Landlord (and which would not have been so covered had Landlord maintained the insurance required to be maintained by Landlord under this Lease), Landlord shall indemnify, defend, and hold harmless Tenant and the Tenant Indemnitees from and against all losses, liabilities, damages, costs, expenses and claims arising from or relating to (a) any occurrence on the common areas of the Project, or (b) any claim arising from the negligence or willful misconduct of Landlord or any of the Landlord Parties and not covered by the insurance maintained by Tenant (and which would not have been so covered had Tenant maintained the insurance required to be maintained by Tenant under this Lease), and (c) all reasonable costs, attorneys’ fees, expenses and liabilities incurred in or about such claims or any action or proceeding brought thereon. In case any action or proceeding shall be brought against any of the Tenant Indemnitees by reason of any such claim, Landlord upon written notice from

Tenant shall defend the same at Landlord’s expense by counsel reasonably approved in writing by Tenant.
13.      DAMAGE TO TENANT’S PROPERTY. Notwithstanding anything to the contrary in this Lease, the Landlord Parties shall not be liable for (a) any damage to any property entrusted to employees of the Project or its property managers, (b) loss or damage to any property by theft or otherwise, (c) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, or (d) any damage or loss to the business or occupation of Tenant arising from the acts or neglect of other tenants or occupants of, or invitees to, the Project, except to the extent that such damage is due tothe negligence or willful misconduct of Landlord or any of the Landlord Parties or the breach of this Lease by Landlord. Tenant shall give prompt written notice to Landlord in case of fire or accident in the Premises or in the Building or of defects therein or in the fixtures or equipment.
14.       INSURANCE.
          (a)       Tenant’s Insurance. Tenant shall, during the entire Term of this Lease and any other period of occupancy, at its sole cost and expense, keep in full force and affect the following insurance:
                    (1)       Standard form property insurance insuring against the perils of fire, vandalism, malicious mischief, cause of loss-special form (“All-Risk”), sprinkler leakage and earthquake sprinkler leakage. This insurance policy shall be upon all trade fixtures and other property owned by Tenant, for which Tenant is legally liable and/or that was installed by or on behalf of Tenant, and which is located in the Building, including, without limitation, Alterations, furniture, fittings, installations, fixtures, Tenant Improvements and any other personal property, in an amount not less than the full replacement cost thereof. If there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be presumptive.
                    (2)      Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of Two Million Dollars ($2,000,000)Combined Single Limit for injury to or death of one or more persons in an occurrence and Three Million Dollars ($3,000,000) aggregate, and for damage to tangible property (including loss of use) in an occurrence, with an Additional Insured — Landlord Endorsement. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the indemnity contained in Section 12 hereof) and shall (i) name Landlord as an additional insured, (ii) contain a cross-liability provision, (iii) contain a provision that “the insurance provided the landlord hereunder shall be primary and noncontributing with any other insurance available to the landlord,” and (iv) include fire legal liability coverage in the amount of One Million Dollars ($1,000,000).
                    (3)       Workers’ Compensation and Employer’s Liability Insurance (as required by state law).

                    (4)       If Tenant installs with prior approval of the landlord, any boiler, pressure object, machinery, fire suppression system, supplemental air conditioning or other mechanical equipment within the Premises, Tenant shall also obtain and maintain at Tenant’s expense, boiler and machinery insurance covering loss arising from the use of such equipment.
                    (5)       Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, amounts and for insurance risks against which a prudent tenant would protect itself and then being required by other reasonable and prudent landlords of Comparable Buildings of tenants comparable to Tenant.
                    (6)       Notwithstanding the foregoing or any other provision of this Lease, Tenant shall have the right to self insure. Tenant shall have the option, either alone or in conjunction with any subsidiaries or affiliates of Tenant, to maintain self insurance and/or provide or maintain any insurance required by this Lease under blanket insurance policies maintained by Tenant or provide or maintain insurance through such alternative risk management programs as Tenant may provide or participate in from time to time.
All such policies shall be written in a form reasonably satisfactory to Landlord and shall be taken out with insurance companies qualified to issue insurance in the State of California and holding an A.M. Best’s Rating of “A-” and a Financial Size Rating of “VII” or better, as set forth in the most current issue of Best’s Key Rating Guide. Such insurance shall provide that it is primary insurance, and not contributory with any other insurance in force for or on behalf of Landlord. Prior to the commencement of the Term, Tenant shall deliver to Landlord certificates of insurance evidencing the existence of the amounts and forms of coverage required above and, except for the All-Risk insurance, naming Landlord and any other person specified by Landlord, as an additional insured. No such policy shall be cancelable, terminable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may, on five (5) days notice to Tenant, order such insurance and charge the cost thereof to Tenant as additional rent, if Tenant fails to so notify Landlord. If Landlord obtains any insurance that is the responsibility of Tenant under this Section 14, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.
          (b)       Landlord’s Insurance. Landlord shall, during the entire term of this Lease, as an item of Operating Expenses, keep in full force and affect the following insurance:
                    (1)       All Risk insurance (including a vandalism and malicious mischief endorsement and sprinkler leakage coverage, and also covering such other risks as Landlord or Landlord’s lender may require) upon the Project (excluding any property which Tenant is obligated to insure under Section 14(a) above) in an amount not less than the full replacement cost thereof (excluding footings, foundations and excavation), and including commercially reasonable rental loss coverage for losses covered by such insurance policy. Such insurance policy or policies shall name Landlord as a named insured. The deductible under the All Risk policy shall not exceed such commercially reasonable amount as Landlord reasonably determines to be appropriate given prudent risk management practices and the practices of comparable landlords of Comparable Buildings.
                    (2)       Commercial general liability insurance coverage, including personal injury, bodily injury, broad form property damage, automobile, Premises operations hazard, contractual liability, and products and completed operations liability, in the amount of One Million Dollars ($1,000,000) Combined Single Limit for injury to or death of one or more persons in an occurrence and Five Million Dollars ($5,000,000) aggregate.
Landlord may satisfy its insurance obligations under this Lease by blanket, umbrella and/or, as to liability coverage in excess of One Million Dollars ($1,000,000), excess liability coverage. All such policies shall be taken out with insurance companies qualified to issue insurance in the State of California and holding an A.M. Best’s Rating of “A” and a Financial Size Rating of “VIII” or better, as set forth in the most current issue of Best’s Key Rating Guide. Upon request, Landlord shall deliver to Tenant certificates evidencing Landlord’s maintenance of insurance in compliance with Landlord’s insurance requirements set forth in this Lease.
15.      WAIVER OF SUBROGATION. Whether any loss or damage to or within the Project, the Building and/or the Premises is due to the negligence of either of the parties hereto, their agents or employees, Landlord and Tenant do each herewith and hereby release and relieve the other from responsibility for, and waive their entire claim of recovery, for any loss or damage to the real or personal property of the other located anywhere in the Project and including the Project itself, arising out of or incident to the occurrence of any of the perils which are covered by any fire insurance policy covering the Project (or would have been covered by any fire insurance policy covering the Project had the applicable party carried the insurance required to be carried hereunder). To the extent that such risks above are, in fact, covered by insurance, each party shall cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier’s right to be subrogated.
16.      CASUALTY. If the Building and/or the Premises are damaged by fire or other perils covered by insurance carried by Landlord, Landlord and Tenant shall have the following rights and obligations:
          (a)       Repair and Restoration.
                    (1)      If the Building and/or the Premises are damaged or destroyed by any such peril to the extent that the Building and/or the Premises cannot reasonably be repaired, reconstructed and restored within one hundred eighty (180) days from the date of such damage or destruction, Landlord shall, at its sole option, as soon as reasonably possible thereafter, either (i) commence or cause the commencement of the repair, reconstruction and restoration of the Building and/or the Premises to substantially their condition existing immediately prior to such casualty, and prosecute or cause the same to be prosecuted diligently to completion, in which event this Lease shall remain in full force and effect; or (ii) within thirty (30) days after such damage or destruction, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said thirty (30) day period. If Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such damage or destruction.
                    (2)       If the Building and/or the Premises are partially damaged or destroyed by any such peril to the extent that the Building and/or the Premises reasonably may be repaired, reconstructed or restored within a period of one hundred eighty (180) days from the date of such damage or destruction, then Landlord shall commence or cause the commencement of and diligently complete or cause the completion of the work of repair, reconstruction and restoration of the Building and/or the Premises to substantially their condition existing immediately prior to such casualty and this Lease shall continue in full force and effect.
          (b)       Uninsured Casualties. If damage or destruction of the Building and/or the Premises is due to any cause not covered by collectible insurance carried by Landlord at the time of such damage or destruction and the costs of such repair exceed Five Hundred Thousand Dollars ($500,000.00), Landlord may elect to terminate this Lease, provided that Landlord may only elect to terminate this Lease if Landlord also terminates the leases of all of Building tenants. If the repairing or restoring of the damage is delayed or prevented for longer than two hundred forty (240) days after the occurrence of such damage or destruction by reason of weather, acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or any cause that is beyond the reasonable control of Landlord, Landlord may elect to be relieved of its obligation to make such repairs or restoration and terminate this Lease, in which case Landlord shall provide Tenant with thirty (30) days written notice of its intent to terminate this Lease. Further, Landlord shall not have any obligation to repair, reconstruct or restore the Premises and may terminate this Lease when the damage resulting from any casualty covered under this Section 16 occurs during the last twelve (12) months of the Term and the Premises cannot be repaired, reconstructed or restored within thirty (30) days after the date of the casualty.
          (c)       Tenant’s Termination Right. Notwithstanding anything to the contrary contained in this Lease, in the event of material casualty damage to the Premises not resulting in termination of this Lease by Landlord, Landlord shall deliver written notice to Tenant within thirty (30) days following such casualty damage or occurrence setting forth Landlord’s good faith estimate of the time required for completion of repair and/or restoration of the Premises, and if such estimated time exceeds one hundred eighty (180) days from the occurrence of the casualty, Tenant may elect to terminate this Lease by written notice to Landlord delivered within twenty (20) days following Tenant’s receipt of such estimate notice. In addition, in the event such repair and/or restoration of the Premises is not actually completed within two hundred forty (240) days from the occurrence of the casualty (or such longer time period as may have been estimated in such notice to Tenant), Tenant may elect to terminate this Lease upon thirty (30) days prior written notice to Landlord, provided that if such repair and/or restoration is completed within such thirty (30) day period, such election to terminate shall be nullified and this Lease shall continue in full force and effect. In addition, and notwithstanding anything to the contrary contained in this Lease, if the Premises or the Building is wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease so that Tenant shall be prevented from using the Premises for thirty (30) consecutive days due to such damage or destruction, then Tenant may, at its option, by notice to Landlord within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease.

          (d)      Termination of Lease. Upon any termination of this Lease under any of the provisions of this Section 16, Landlord and Tenant shall each be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord or such other date as is mutually agreed upon by Landlord and Tenant except for payments or other obligations which have theretofore accrued and are then unpaid or unperformed.
          (e)      Rent Abatement. In the event of repair, reconstruction and restoration by or through Landlord as herein provided, the rent payable under this Lease (including Basic Rent and Tenant’s Proportionate Share of Operating Expenses) shall be abated in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then the rent for the entire Premises shall be abated. Tenant’s abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, the parking facilities and/or the Building, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction. Tenant shall not be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration, nor shall Tenant be entitled to any insurance proceeds, including those in excess of the amount required by Landlord for such repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease due to damage or destruction of the Building and/or the Premises except to the extent and upon the conditions expressly stated in this Section 16.
          (f)      Extent of Repair Obligation. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant, except that Tenant shall be responsible for the repair of all Tenant Improvements performed by Tenant under Section 30 below. Tenant shall be entitled to all insurance proceeds payable to or received by Tenant in connection with the Tenant Improvements or any other improvements insured by the Tenant pursuant to Section 14 hereof.
          (g)      Waiver. The provisions of California Civil Code § 1932(2) and § 1933(4), which permit termination of a lease upon destruction of the Premises, are hereby waived by Tenant; and the provisions of this Section 16 shall govern in case of such destruction.
17.     CONDEMNATION.
          (a)      Complete Taking. If the whole of the Project, the Building or the Premises or so much thereof shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose so that the Premises will no longer be reasonably suitable for Tenant’s continued occupancy (as reasonably determined by Tenant), this Lease and the term and estate hereby granted shall terminate as of the date that possession of the Project, the Building or the

Premises is so taken (herein called “Date of the Taking”), and the Basic Rent and other sums payable hereunder shall be prorated and adjusted as of such termination date.
          (b)      Partial Taking. If only a part of the Building, the Project or the Premises shall be so taken and the remaining part thereof after reconstruction is reasonably suited for Tenant’s continued occupancy (as reasonably determined by Tenant), this Lease shall be unaffected by such taking, except that Landlord may, at its option, terminate this Lease by giving Tenant written notice to that effect within sixty (60) days after the Date of the Taking provided that in such event, Landlord also terminates the leases of all other Building tenants. In such event, this Lease shall terminate on the date that such notice from the Landlord to Tenant shall be given, and the Basic Rent and other sums payable hereunder shall be prorated and adjusted as of such termination date. Upon a partial taking after which this Lease continues in force as to any part of the Premises, the Basic Rent and other sums payable hereunder shall be adjusted according to the rentable area remaining.
          (c)      Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award, including any award for the “leasehold bonus value” of this Lease, provided that Tenant shall be entitled to make a separate claim for its relocation expenses, the value of its personal property and fixtures belonging to Tenant actually taken, the value of the Tenant Improvements and other improvements to the extent paid for by Tenant and for the interruption of or damage to Tenant’s business (not attributable to the “leasehold bonus value” of this Lease). Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any award or payment attributable to the “leasehold bonus value” of this Lease.
          (d)      Waiver. Except as may be otherwise provided herein, Tenant hereby waives and releases any right to terminate this Lease under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar law, statute or ordinance now or hereafter in effect relative to eminent domain, condemnation or takings.
18.       ASSIGNMENT OR SUBLETTING.
          (a)      Landlord’s Consent. Without the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge, or otherwise transfer or hypothecate all of its interest in or rights with respect to the Premises (collectively, “Assignment”), or permit all or any portion of the Premises to be occupied by anyone other than Tenant or sublet all or any portion of the Premises or transfer a portion of its interest in or rights with respect to the Premises (collectively, “Sublease”).
          (b)      Notice to Landlord. If Tenant desires to enter into an Assignment or a Sublease, Tenant shall give written notice to Landlord of its intention to do so (the “Transfer Notice”), containing (i) the name of the proposed assignee or subtenant (collectively, “Transferee”), (ii) the nature of the proposed Transferee’s business to be carried on in the Premises, (iii) the material terms of the proposed Assignment or Sublease, including, without limitation, the commencement and expiration dates thereof and the rent payable thereunder, (iv) the portion of the Premises proposed to be assigned or subleased (the “Transfer Space”), (v) and the most recent financial statement or other equivalent financial information reasonably available to Tenant concerning the proposed Transferee. Within fifteen (15) days after Landlord’s receipt of the Transfer Notice, Landlord shall, by written notice to Tenant, elect to (1) consent to the Sublease or Assignment, or (2) disapprove the Sublease or Assignment; provided, however, that Landlord agrees not to unreasonably withhold its consent to the Sublease or Assignment. Landlord’s consent shall not be deemed to have been unreasonably withheld if the Transferee is a new concern with no previous business history or if the Transferee intends to use the Premises (x) for executive suites or any other use inconsistent with Section 6 or the operation of a first- class office building or (y) in a manner which would increase the use of, or the possibility of disturbance of, Hazardous Substances on the Property. Landlord’s failure to make such election within fifteen (15) days after Landlord’s receipt of the Transfer Notice shall be deemed to be Landlord’s approval of the proposed Sublease or Assignment.
          (c)       Permitted Transfers. If Landlord consents to any Sublease or Assignment as set forth in Section 18(b):
                    (1)      Tenant may thereafter, within one hundred eighty (180) days after Landlord’s consent, enter into such Assignment or Sublease, but only with the party and upon substantially the same terms as set forth in the Transfer Notice, provided, however, that the financial terms contained in the Assignment or Sublease shall be no less favorable to Tenant than those set forth in the Transfer Notice.
                    (2) In the case of a Sublease, Tenant shall pay to Landlord fifty percent (50%) of the difference between (x) any and all sums actually received by Tenant in connection with such Sublease (including key money, bonus money and any payment in excess of fair market value for (A) services rendered by Tenant in connection with such Sublease or (B) assets, fixtures, inventory, equipment or furniture transferred by Tenant in connection with such Sublease, but expressly excluding any payment up to the fair market value for the items referenced in the foregoing clauses (A) and/or (B)), minus (y) the sum of the proportionate amount (on a rentable square footage basis) of rent (including Basic Rent and Tenant’s Proportionate Share of Operating Expenses) payable by Tenant under this Lease for the Transfer Space plus any actual and reasonable out-of-pocket costs incurred by the Tenant in connection with such Sublease (including brokerage commissions, legal fees, improvement costs for work for the benefit of the subtenant, improvement allowances or other monetary concessions or inducements provided to the subtenant, the gross revenue as to the Transfer Space paid to Landlord by Tenant for all days the Transfer Space was vacated from the date that Tenant first vacated the Transfer Space until the date the subtenant was to pay rent, costs of advertising the space for sublease and unamortized cost of initial and subsequent improvements to the Premises by Tenant [collectively, the “Transfer Costs”]), which amounts shall not be paid by Tenant to Landlord until Tenant has recovered its Transfer Costs. Once Tenant has recouped its Transfer Costs, Tenant shall pay Landlord its share of the amounts due hereunder on a monthly basis.
                    (3) In the case of an Assignment, Tenant shall pay to Landlord fifty percent (50%) of any transfer or assignment fee, purchase price or other consideration received by Tenant in connection with the Assignment attributable to the value of this Lease (but Landlord shall not be entitled to any proceeds paid for the sale of Tenant’s business which are not related to the value of this Lease or for the fair market value of any assets, fixtures, inventory, equipment or furniture transferred by Tenant in connection with such Assignment) less the Transfer Costs, which amounts shall be paid by Tenant to Landlord as provided in Section 18(c)(2) above.
                    (4)      Any Sublease or Assignment shall be subject to all of the provisions of this Lease, and Landlord’s consent to any Sublease or Assignment shall not be construed as a consent to any terms thereof which conflict with any of the provisions of this Lease except to the extent that Landlord specifically agrees in writing to be bound by such conflicting terms.
          (d)      Continuing Liability. Tenant shall not be relieved of any obligation to be performed by Tenant under this Lease, including the obligation to obtain Landlord’s consent to any other Assignment or Sublease, regardless of whether Landlord consented to any Assignment or Sublease. Any Assignment or Sublease that fails to comply with this Section 18 shall be void. The acceptance of Basic Rent or other sums by Landlord from a proposed Transferee shall not constitute Landlord’s consent to such Assignment or Sublease.
          (e)      Assumption by Transferee. Each Transferee under an Assignment shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Basic Rent, additional rent and other charges, and for the performance of all other provisions of this Lease. Each Transferee under a Sublease shall be subject to this Lease. No Assignment shall be binding on Landlord unless Landlord shall receive a counterpart of the Assignment and an instrument that contains a covenant of assumption by the Transferee reasonably satisfactory in substance and form to Landlord and consistent with the requirements of this Section 18 but the failure of the Transferee to execute such instrument shall not release the Transferee from its liability as set forth above. Tenant shall reimburse Landlord, within thirty (30) days after Tenant’s receipt of an invoice therefore, for any reasonable costs (not to exceed $1,000) that Landlord may incur in connection with any proposed Assignment or Sublease, including Landlord’s reasonable attorneys’ fees and the costs of investigating the acceptability of any proposed Transferee.
          (f)      Default; Waiver. Any Assignment or Sublease in violation of this Section 18 shall be void. The acceptance of rent or additional charges by Landlord from a purported assignee or sublessee shall not constitute a waiver by Landlord of the provisions of this Section 18.
          (g)      Intentionally Omitted.
          (h)      Use by Affiliates. Tenant shall have the right, without consent of Landlord, to assign this Lease or to sublease all or any portion of the Premises, to (i) any person or entity which, directly or indirectly, controls Tenant or is controlled by Tenant or is under common control with Tenant, (ii) any successor to Tenant by merger, consolidation or other operation of law, (iii) any person or entity to whom all or substantially all of the assets of Tenant are conveyed or (iv) any person or entity purchasing the business which the Tenant conducts at the Premises so long as the Premises are used in a manner consistent with the requirements of this Lease. The term “control” shall mean ownership, directly or indirectly, of more than fifty percent (50%) of the equity and voting interests of Tenant or such entity, as the case may be.

          (i)      Recognition Agreement. To the extent that Tenant enters into a Sublease for all of the Premises, Landlord, if it grants its consent to such Sublease, shall also simultaneously execute and deliver a recognition agreement pursuant to which Landlord shall agree that in the event Tenant defaults under this Lease and this Lease is terminated, the Sublease shall be recognized as a direct lease between Landlord and the subtenant on the terms and conditions of the sublease to the extent same are not inconsistent with, or contrary to, the provisions of this Lease and at a rental rate which is the higher of the rental rate under this Lease or the rental rate under the sublease.
          (j)      Occupancy By Others. Tenant may allow any person or company which is a client or customer of Tenant or which is providing service to Tenant or one of Tenant’s clients to occupy certain portions of the Premises without such occupancy being deemed an assignment or subleasing as long as no new demising walls are constructed to accomplish such occupancy and as long as such relationship was not created as a subterfuge to avoid the obligations set forth in this Section 18.
19.      SUBORDINATION AND NON-DISTURBANCE. Subject to the last sentence of this Section 19, Tenant agrees that this Lease is and shall be subordinate to any mortgage, deed of trust, ground lease, underlying lease or other prior lien (hereinafter “Prior Lien”) that may heretofore or hereafter be placed upon the Project or the Building, and all renewals, replacements and extensions thereof. If any Prior Lien holder wishes to have this Lease prior to its Prior Lien, then and in such event, upon such Prior Lien holder’s notifying Tenant to that effect, this Lease shall be deemed prior to the Prior Lien. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, provided that such successor in interest recognizes the interest of Tenant under this Lease if no default under this Lease then exists beyond all applicable notice and cure periods. Within fifteen (15) days of presentation, Tenant shall execute any documents which any such Prior Lien holder may require to effectuate the provisions of this Section 19. Notwithstanding anything to the contrary contained herein, Tenant’s obligation to subordinate this Lease to the holder of any Prior Lien hereafter placed upon the Project or the Building shall be conditioned upon such Prior Lien holder’s executing and delivering to Tenant an agreement of subordination, non-disturbance and adornment with Tenant in commercially reasonable form reasonably designated by such Prior Lien holder and reasonably acceptable to Tenant in which the Prior Lien holder agrees not to disturb Tenant in its possession of the Premises. Landlord represents and warrants to Tenant that as of the date hereof, the Building and Project are not subject to any ground lease, mortgage or lien.
20.      ESTOPPEL CERTIFICATE. Tenant will, upon ten (10) business days prior request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing executed by Tenant, substantially in the form of Exhibit D attached hereto, certifying, among other things, the date of this Lease, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the date to which the Basic Rent and additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of Tenant no default exists hereunder on the part of Landlord or Tenant or specifying each such default of which Tenant may have knowledge and such other matters as may be reasonably requested by Landlord. The parties agree and intend that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Building or the Project. Tenant’s failure to timely deliver such a statement shall be deemed to be an acknowledgment by Tenant that this Lease is in full force and effect without modification (except as set forth by Landlord), there are no uncured defaults under this Lease by Landlord and no more than one monthly installment of Basic Rent and additional rent and other sums payable hereunder have been paid in advance. Landlord will, upon ten (10) business days prior request by Tenant, execute, acknowledge and deliver to Tenant a statement in writing executed by Landlord substantially in the form of Exhibit D attached hereto with such changes as may be required when Tenant is the requesting party.
21.      SERVICES.
          (a)      Standard Services. Landlord shall maintain the public and common areas of the Project and the Building, such as lobbies, stairs, corridors and restrooms, in first-class condition and state of repair consistent with Comparable Buildings, except for damage occasioned by the acts or omissions of the Tenant Parties, which shall be repaired at Tenant’s sole cost and expense except to the extent the cost of such repair is covered by insurance carried by Landlord (or would have been covered had Landlord carried the insurance required to be carried hereunder). Landlord shall be solely responsible for providing janitorial services to the Premises comparable to janitorial services provided in Comparable Buildings. Notwithstanding the foregoing, Tenant may elect, from time to time with respect to any calendar month(s), by delivery of written notice to Landlord not less than forty-five (45) calendar days prior to the commencement of such month(s), to be responsible for providing janitorial services to the Premises, or to a portion thereof as specified in such notice, which janitorial services shall be consistent with those janitorial services provided by Landlord to other tenants in the Building, in which event Tenant shall be responsible to perform such janitorial services in such month(s) and Tenant shall receive a monthly credit to the Basic Rent due hereunder for such respective month(s), on a month-by- month basis, in an amount equal to $.07 per rentable square foot of space for that portion of the Premises as specified in such notice for which Tenant so elects to provide such janitorial services. Tenant shall have access to the Premises and Project parking garage at all times. Landlord shall furnish the Premises with a minimum of seven (7) watts consumed load per rentable square foot within the Premises of electric power (in addition to the electrical power required for lighting and base Building HVAC) for operation of typical general office machines, hot and cold running water to restrooms, hot and cold water to the kitchen facility within the Premises (through piping to be installed as a part of the Tenant Improvements) and elevator service (including the use of one elevator as a freight elevator for deliveries and construction purposes, but subject to availability based upon common use of such elevator with other Building occupants) at all times during the Term. Landlord shall furnish the Premises with heating or normal office air conditioning comparable to the amounts being provided by comparable landlords of Comparable Buildings between the hours of 6:00 a.m. and 6:00 p.m., Monday through Friday, except for New York Stock Exchange-recognized holidays, and between the hours of 9:00 a.m. and 12:00 p.m. on Saturday. Supplemental air conditioning units and electricity therefore or special air conditioning requirements, such as for any computer centers, and after-hours heating and air conditioning shall be at Tenant’s expense at an hourly rate established by the Landlord as its Actual Cost (as hereinafter defined). For purposes hereof, “Actual Cost” shall mean the actual out-of-pocket incremental extra cost to Landlord to provide additional services without markup for profit, overhead, depreciation or administration (to the extent Landlord’s administration costs are duplicative of amounts being paid by Tenant as part of Operating Expenses). After hours heating and air conditioning shall be charged by the Landlord to the Tenant at the rate of $37.00/hour and shall be payable by the Tenant as Additional Rent within thirty (30) days after receipt of an invoice therefore. Tenant shall be solely responsible for the repair and maintenance of any separate heating, ventilating, air conditioning or other equipment installed in the Premises by the Tenant (with the Landlord’s consent). Landlord shall also provide lighting replacement for Landlord-furnished lighting, toilet room supplies, window washing with reasonable frequency as is provided in other Comparable Buildings and janitorial service to all common areas and garages of the Property comparable to that provided in Comparable Buildings. Landlord shall not be liable to Tenant for any loss or damage caused by or resulting from any variation, interruption or failure of said services due to any cause whatsoever; and no temporary interruption or failure of such services incident to the making of repairs, Alterations or improvements due to accident or strike or conditions or events not under Landlord’s control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder unless otherwise provided in this Lease.
          (b)      Overstandard Use. Tenant shall not, without the Landlord’s prior written consent, use heat-generating machines, machines other than normal office machines, or equipment or lighting located in the Premises, which may materially affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the Actual Cost thereof, including the Actual Cost of installation, operation and maintenance shall be paid by Tenant to Landlord within thirty (30) days of billing by Landlord. If Tenant uses water or electricity in excess of that supplied by Landlord pursuant to subsection (a) above, Tenant shall pay to Landlord, within thirty (30) days of billing, the Actual Cost of such excess consumption, the cost of the installation, operation and maintenance of equipment which is installed in order to supply such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within thirty (30) days of demand, including the Actual Cost of such additional metering devices (including installment costs).
          (c)      Abatement of Rent. Notwithstanding the foregoing or anything in this Lease to the contrary, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for three (3) consecutive business days or ten (10) business days in any twelve (12) month period (the “Eligibility Period”) as a result of (i) any repair, maintenance or alteration performed by Landlord after the Commencement Date that substantially interferes with Tenant’s use of the Premises, the parking facility and/or the Building, or (ii) any failure by Landlord to provide Tenant with services or access to the Premises, the Parking Facility and/or the Building, then Tenant’s Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence.
22.      SIGNS AND ADVERTISING. Landlord shall provide Tenant, at Landlord’s sole cost and expense, with Building standard signage (as such standard is established from time to time by Landlord) on the Building directory in the lobby of the Building and at the entry to the Premises for Tenant. In addition, Tenant shall have the right to install, at Tenant’s sole cost and expense, signage on or adjacent to the entry to the Premises, in the lobby and corridor of any floor in which any part of the Premises are located and on the exterior monument sign for the Building in the top tenant location (“Additional Tenant Signage”); provided, however, that Tenant must present the desired signage to Landlord for its review and approval, which shall not be unreasonably withheld. Any Additional Tenant Signage shall comply with Landlord’s signage program for the Building; provided, however, that Tenant shall be permitted to use its standard font and logo in connection with the Additional Tenant Signage. Tenant shall not erect or install or otherwise utilize signs, lights, symbols, canopies, awnings, window coverings or other advertising or decorative matter (collectively, “Signs”) on the windows, walls or exterior doors or otherwise visible from the exterior of the Premises without first (a) submitting its plans to Landlord and obtaining Landlord’s written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed, and (b) obtaining any required approval of any applicable governmental authority with jurisdiction at Tenant’s sole cost and expense. All Signs approved by Landlord shall be professionally designed and constructed in a first-class workmanlike manner. Subject to Tenant’s right to use its standard font and logo, Landlord shall have the right to promulgate from time to time additional reasonable and non-discriminatory rules, regulations and policies relating to the style and type of said advertising and decorative matter which may be used by any occupant, including Tenant, in the Building, and may change or amend such rules and regulations from time to time as in its discretion it deems advisable. Tenant agrees to abide by such rules, regulations and policies. At the expiration or earlier termination of this Lease, all such signs, lights, symbols, canopies, awnings or other advertising or decorative matter attached to or painted by Tenant upon the Premises, whether on the exterior or interior thereof, shall be removed by Tenant at its own expense, and Tenant shall repair any damage or injury to the Premises or the Building, and correct any unsightly condition, caused by the maintenance and removal thereof.
23.      PARKING. Subject to the rules and regulations of the Town of Mill Valley and the County of Marin, Tenant shall have the right to use, without payment of additional rent for such parking (provided that nothing contained in this Section 23 shall be deemed to limit Landlord’s right to include costs relating to the Project parking areas in Operating Expenses to the extent permitted under the provisions of Section 4 above), four (4) parking spaces for every 1,000 rentable square feet in the Premises in the parking facilities for the Project in common with other tenants, guests and invitees of the Project during the Term of this Lease and otherwise subject to the reasonable rules and regulations applicable to the parking facilities, including, without limitation, hours of operation. The Project shall contain approximately four (4) parking spaces for each 1,000 square feet of usable office space. Access to and from the parking facilities shall be available twenty-four (24) hours per day, seven (7) days per week in accordance with the Landlord’s reasonable and nondiscriminatory rules and regulations established therefore from time to time.
24.      RULES AND REGULATIONS. Tenant agrees to observe and be bound by the Rules and Regulations applicable to the Project, a copy of which is attached hereto as Exhibit E. Landlord reserves the right to amend said Rules and Regulations in a reasonable and nondiscriminatory manner, as Landlord in its reasonable judgment may from time to time deem to be necessary or desirable for the safety, care and cleanliness of the Project and the preservation of good order therein, and Tenant agrees to comply therewith provided that no amendments to the Rules and Regulations shall interfere with Tenant’s use of the Premises. Landlord may make concessions requested by a tenant without granting the same concessions to any other tenant. To the extent the Rules and Regulations conflict with this Lease, this Lease shall control.
25.      TIME. Time is of the essence of this Lease.
26.      QUIET ENJOYMENT. Landlord covenants to control its activities and personnel such that if and so long as no Event of Default by Tenant is in existence under this Lease, Tenant shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this Lease.
27.      DEFAULTS AND REMEDIES.
          (a)      Defaults. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant (each an “Event of Default”):
                    (1)      The failure by Tenant to make any payment of Basic Rent, additional rent, other charges or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure § 1161 regarding unlawful detainer actions.
                    (2)      The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 27(a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure § 1161 regarding unlawful detainer actions. If the nature of Tenant’s default (other than a default specified in Section 27(a)(l) above) is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall promptly commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.
          (b)      Remedies. If an Event of Default exists, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the following rights and remedies:

                    (1)      The right to terminate the Lease and pursue its rights and remedies provided by California Civil Code Section 1951 .2, in which event Landlord may recover
                              (A) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
                              (B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
                              (C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
                              (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus
                              (E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law so long as not duplicative of other amounts paid or payable by Tenant.
                    The term “rent” as used hereinabove shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used herein, the “worth at the time of award” for (A) and (B) above shall be computed by allowing interest at the Interest Rate. As used herein, the “worth at the time of award” for (C) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
                    (2)      The rights and remedies provided by California Civil Code Section 1951.4, that allow Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Basic Rent, additional rent and other charges as they become due, for so long as Landlord does not terminate Tenant’s right to possession. Acts of maintenance or preservation, efforts to re-let the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession;
                    (3)      The right to enter the Premises and remove therefrom all persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and sell such property and apply the proceeds therefrom pursuant to applicable California law; and
                    (4)      The right to take steps necessary or appropriate to have a receiver appointed for Tenant in order to take possession of the Premises and apply any rental collected and exercise all other rights and remedies granted to Landlord.
          (c)      Re-entry. If an Event of Default exists, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 27(c) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.
          (d)      Remedies Cumulative; Waiver. All rights, options and remedies of Landlord contained in this Lease or provided by law or in equity shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. No waiver of any default hereunder shall be implied from any acceptance by Landlord of any Basic Rent, additional rent or other charges due hereunder or any omission by Landlord to take any action on account of such default, and no express waiver shall affect any default other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.
28.      TRANSFER OF LANDLORD’S INTEREST. In the event of any transfer or transfers of Landlord’s interest in the Project or the Building, other than a transfer for security purposes only, and the assumption in writing by the transferee of the obligations of Landlord under this Lease accruing with respect to the period from and after the date of such transfer, Tenant agrees that Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing with respect to the period from and after the date of such transfer and Tenant agrees to attorn to the transferee.
29.      RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Basic Rent required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after written notice thereof by Landlord (or such shorter period as may be reasonably appropriate in an emergency situation of imminent risk of injury to persons or property damage), Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Tenant shall reimburse Landlord for all costs incurred in connection with such payment or performance within thirty (30) days of demand.

30.       TENANT IMPROVEMENTS.
            (a)       Certain Definitions.
                    (1)      Tenant Improvements. “Tenant Improvements” shall mean all improvements, alterations and additions desired by Tenant to be made initially in and to the Premises in excess of and addition to the Base Building Work.
                    (2)      Tenant Improvement Allowance. “Tenant Improvement Allowance” shall have the meaning set forth in Paragraph 19 of the Basic Lease Provisions and shall be credited toward the cost of the Tenant Improvements and Construction Costs in accordance with the provisions of this Section 30.
                    (3)      Substantial Completion; Punch List Items. “Substantial Completion” shall mean, and the Tenant Improvements shall be deemed to be “Substantially Complete”, when all of the following have occurred: (i) Tenant has completed the Tenant Improvements in accordance with the Final Plans and all applicable Laws so that Tenant may occupy the Premises for their intended business purpose and conduct Tenant’s normal business operations from the Premises, subject only to minor and customary punch list items which so not materially interfere with Tenant’s occupancy thereof and conduct of its normal business operations therein (Collectively “Punch List Items”); (ii) the County of Marin has issued a certificate of occupancy (or is equivalent) for the Premises; and (iii) Tenant is able to receive at the Premises all utilities and other building services to be provided to Tenant by Landlord pursuant to the Lease.
                    (4)      Construction Costs. “Construction Costs” shall mean all costs incurred by Tenant in the design and construction of its Tenant Improvements including costs for signage, communication systems and cabling.
                    (5)      Building Plans. “Building Plans” shall mean the Building plans and specifications sufficient to allow Tenant’s Architect to complete a Space Plan and Working Drawings. Landlord shall submit to Tenant the Building Plans prior to the execution of this Lease.
                    (6)      Base Building Work. “Base Building Work” shall mean the work to be performed by Landlord at its sole cost and expense (without deduction from the Tenant Improvement Allowance) shown on Exhibit F.
                    (7)      Delivery Condition. “Delivery Condition” shall mean (i) the Base Building Work is substantially complete such that Tenant may construct its Tenant Improvements without interference from Landlord and its contractors and (ii) the Building, Premises, Building Structure and Building Systems are in first class condition and operating order, free of hazardous materials and asbestos and in compliance with all laws applicable to new construction, disregarding variances and grandfathered rights.
                    (8)      Force Majeure Delay. “Force Majeure Delay” shall mean any delay incurred by Tenant in the design and construction of its Tenant Improvements or its move into the Premises attributable to any: (i) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employee of either party hereto), civil disturbance, further order claiming jurisdiction, act of public enemy, war, riot, sabotage, blockade, embargo; (ii) delay due to changes in any applicable laws (including, without limitation, the ADA) or Building Plans, or the interpretation thereof; or (iii) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives.
                    (9)      Landlord Delay. “Landlord Delay” shall mean any delay incurred by Tenant in the design and construction of its Tenant Improvements or its move into the Premises caused by (i) Landlord’s failure to approve the Space Plan or Working Drawings or any revisions to either the Space Plan or Working Drawings within the time periods specified in Section 30(c) below; (ii) deficiencies in the Base Building Work or failure of the Base Building Work to substantially comply with the Building Plans; (iii) any material breach by Landlord or any of the Landlord Parties of any provision of this Lease; (iv) any other delay to the extent requested or caused by Landlord or the Landlord Parties; delay in the giving of authorizations or approvals by Landlord; (v) delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Landlord, its agents or contractors; (vi) delay attributable to the interference of Landlord, its agents or contractors with the design of the Tenant Improvements or the failure or refusal of any such party to permit Tenant, its agents or contractors, access to and priority use of the Building or any Building facilities or services, including freight elevators, passenger elevators, and loading docks, which access and use are required for the orderly and continuous performance of the work necessary for Tenant to complete its move in into the Premises during the Construction Period; (vii) delay by Landlord in the substantial completion of the Base Building Work prior to the commencement of the move into the Premises; (viii) delay attributable to Landlord’s failure to allow Tenant sufficient access to the Building and/or the Premises to move into the Premises over one (1) weekend; and (ix) delay caused by the failure of the base Building to comply with the ADA; provided, however, that no such Landlord Delay shall be deemed to have occurred unless and until the matter giving rise to such claimed Landlord Delay is not cured within one (1) business day following Landlord’s receipt of written notice thereof (provided, however, that notwithstanding anything to the contrary in this Lease as to the manner of giving notices, such notice shall be given by facsimile to (415) 288-0203).
                    (10)      Tenant’s Contractor. “Tenant’s Contractor” shall mean                     . Tenant’s Contractor may also be another general contractor selected and retained by Tenant and approved by Landlord to construct and install the Tenant Improvements within the Premises.
                    (11)      Material Change Order. “Material Change Order” shall mean any change order or modification which increases the Construction Costs by more than                     .
                    (12)      Tenant’s Architect. “Tenant’s Architect” shall be                                                             .
          (b)      Plans and Drawings. Tenant shall submit to Landlord Tenant’s proposed space plan for the Premises (the “Space Plan”). Landlord shall approve or disapprove the Space Plan within five (5) business days after delivery of the Space Plan to Landlord, which approval shall not be withheld unless a Design Problem (as defined in Section 8(a) ) exists or conditioned. If Landlord reasonably disapproves the Space Plan because of a Design Problem, Landlord shall return the Space Plan to Tenant with Landlord’s specific requested changes noted thereon. Tenant shall revise and resubmit the Space Plan to Landlord and Landlord shall approve or disapprove such revised Space Plan if a Design Problem exists within five (5) business days of receipt. After Landlord’s approval of the Space Plan, Tenant shall deliver to Landlord for Landlord’s approval working drawings consisting of a floor plan, reflected ceiling plan, interior elevations and electrical plan (the “Working Drawings”), which Working Drawings shall be consistent with the Space Plan. Landlord shall approve or disapprove the Working Drawings within five (5) business days after delivery of the Working Drawings to Landlord, which approval shall not be withheld unless a Design Problem exists or conditioned. If Landlord disapproves the Working Drawings, Landlord shall return the Working Drawings to Tenant with Landlord’s specific requested changes noted thereon. Tenant shall revise and resubmit the Working Drawings to Landlord and Landlord shall approve or disapprove such revised Working Drawings if a Design Problem exists within five (5) business days after receipt. The Working Drawings as finally approved by Landlord are referred to as the “Final Plans.” The Space Plan and Working Drawings may be submitted by Tenant in one or more stages and at one or more times, and the time periods for Landlord’s approval shall apply with respect to each such portion submitted. Tenant shall obtain all permits and approvals necessary for all of the Tenant Improvements and construct and install all Tenant Improvements within the Premises using Tenant’s Contractor in accordance with all applicable Laws and the Final Plans, in a first-class and workmanlike manner. In the event Tenant needs to make changes to the Final Plans, Tenant shall submit all Material Change Orders to Landlord for Landlord’s approval, which approval shall be given or denied (and if denied, only if a Design Problem exists and specifying the reasons for denial) within three (3) to five (5) business days following Landlord’s receipt of any Material Change Order; provided, however, that Landlord agrees to use commercially reasonable efforts to respond to a request for a Material Change Order within three (3) business days. Any Construction Costs which are paid or incurred by Tenant by reason of deficiencies in the Base Building Work shall be paid solely by Landlord and shall not be charged against the Tenant Improvement Allowance or otherwise be paid by Tenant.
          (c)      Payment of Tenant Improvement Allowance. The Tenant Improvement Allowance shall be disbursed to Tenant by Landlord within twenty (20) days of receipt of Tenant’s request accompanied by paid invoices and lien free endorsements executed by the appropriate payee. Landlord’s sole obligation to reimburse for Tenant Improvements shall not exceed that amount set forth in the Paragraph 19 of the Basic Lease Information. If any installment is not paid when due, the same shall bear interest at the Interest Rate from the due date until the payment date, and Tenant shall have the right to setoff the amount of such installments and such interest against the rent due under the Lease. Landlord acknowledges that Tenant will be occupying the Premises prior to the Commencement Date pursuant to a Sublease Agreement with MarketTools, Inc. (the “Sublease”), which Sublease has been approved by Landlord. Notwithstanding any provision of this Lease to the contrary, but subject to the terms and conditions of this Section 30, Tenant shall be permitted to construct some or all of the Tenant Improvements to the Premises during the term of the Sublease, and Landlord agrees to make the Tenant Improvement Allowance available during such time period for such purposes. Landlord further agrees that (i) Tenant may use a portion of the Tenant Improvement Allowance to construct an interior staircase connecting the Premises with the premises leased by Tenant on the third floor of the Building, and (ii) subject to Landlord’s approval as to the location, capacity and means of installing the same, Tenant may install, at its cost, an emergency back-up generator at a location mutually acceptable to Landlord and Tenant in compliance with all applicable governmental regulations. The generator shall support all Building Systems, including electrical, plumbing, heating, ventilating, sprinkler and life-safety equipment, serving the Building, including the Premises and any common areas of the Building. Landlord will cooperate with Tenant in obtaining any permits or other governmental approvals required by the City of Mill Valley to install and operate the emergency back-up generator.
          (d)      Miscellaneous Charges. Neither Tenant nor Tenant’s Contractor shall be charged for, and Landlord shall provide, parking (to the extent parking is available) for Tenant’s Architect, designers, contractors and subcontractors (including those people working on the Tenant Improvements), electricity, water, toilet facilities, HVAC, security and elevators during the design and construction of the Tenant Improvements and the move into the Premises. All such equipment, areas, elevators and utilities shall be made reasonably available to Tenant during the design and construction of the Tenant Improvements and the move into the Premises. The HVAC systems for the Premises shall be run continuously twenty-four (24) hours per day, seven (7) days per week during the move into the Premises to flush out and purge new finish odors.
          (e)      Use of Conduits, Risers and Raceways. Landlord shall make available to Tenant for the initial Tenant Improvements and any later Alterations non-exclusive use of all existing conduit, risers and vertical and horizontal raceways in the Building for Tenant’s telecommunications and cabling requirements between the Premises and the roof of the Building,
          (f)      Codes/Hazardous Materials. If Tenant cannot obtain or is delayed in obtaining any permit required for construction of its Tenant Improvements or occupancy of the Premises because the Building and/or the Premises (x) are not in full compliance with all applicable laws and/or (y) contains Hazardous Materials and/or asbestos, then Landlord shall pay for or reimburse Tenant for all increased costs paid or incurred by Tenant on account thereof in addition to the Tenant Improvement Allowance and any delay in the completion of Tenant’s improvements shall be deemed a Landlord Delay. Further, Landlord shall, at its sole cost and expense, immediately correct any deficiencies as to legal compliance and the presence of Hazardous Materials and asbestos.
          (g)      Fee to Landlord. Landlord’s management fee is three percent (3%).
31.      NOTICES. All notices under this Lease shall be in writing and sent to the parties at the following addresses or at such other address as any party hereto may designate to the other by notice delivered as provided herein:

To Landlord:	Bently Holdings CA LP
240 Stockton Street, 3rd Floor
San Francisco, California 94108
Telephone No.: (415) 288-0202
Facsimile No.: (415) 288-0203

To Tenant:	Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA 94941
          Any such notices shall be sent by (i) U.S. certified mail, postage prepaid, return receipt requested, in which case notice shall be deemed delivered three business days after timely deposit in the mail, (ii) a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after timely deposit with such courier; (iii) personally delivered, in which case notice shall be deemed delivered upon receipt or refusal of receipt, or (iv) electronic communication, whether by telex, telegram or telecopying, in which case notice shall be deemed delivered on the date of confirmed dispatch provided such electronic communication is followed up with a notice sent by mail.
32.      ATTORNEYS’ FEES. If either party places the enforcement of this Lease or any part hereof, or the collection of any Basic Rent, additional rent or other charges due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit or brings an arbitration upon the same, the non-prevailing (or defaulting) party shall pay the other party’s reasonable legal and attorneys’ fees, costs and expenses, including legal and attorneys’ fees, costs and expenses incurred in connection with any appeals and any bankruptcy or insolvency proceedings involving Tenant or this Lease. If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its reasonable costs and expenses in such suit, including its reasonable attorneys’ fees. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment. The terms “attorneys’ fees” and “attorneys’ fees, costs and expenses” shall mean the fees, costs and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding, and shall include, specifically, all fees, costs and expenses of-expert witnesses. For purposes of this Section 32, the term “prevailing party” shall include a prevailing party as defined in California Code of Civil Procedure Section 998.
33.      HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Term without the express prior written consent of Landlord, Tenant shall become a tenant from month to month only, at a rental rate equal to one hundred twenty-five percent (125%) of the Basic Rent, additional rent and other charges in effect upon the date of such expiration (subject to adjustment as provided in Section 4 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable; provided, however, that such percentage shall increase from one hundred twenty-five percent (125%) to one hundred fifty percent (150%) following the first ninety (90) days of any such holding over. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease and shall not waive Landlord’s right to bring an unlawful detainer action against Tenant or otherwise remove Tenant from the Premises. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify, defend and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.
34.      SURRENDER OF PREMISES. Subject to Section 18(i), the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any subleases or subtenancies.
35.      NON-WAIVER. Neither the acceptance of rent nor any other act or omission of Landlord or Tenant at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof, or deprive the other party of its rights and remedies under this Lease, or be construed so as to at any future time stop Landlord or Tenant from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.
36.      MORTGAGE PROTECTION. In the event of any default on the part of Landlord, Tenant will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee under a mortgage covering the Project or the Building whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (if such beneficiary or mortgagee is acting in good faith to cure the Landlord’s default (if curable)), including time to obtain possession of the Project or the Building by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. For purposes hereof, a reasonable opportunity shall mean thirty (30) days after receipt of Tenant’s notice or such longer period as may be necessary so long as the cure is commenced within said thirty (30) day period and is being diligently pursued to completion.
37.      EXPEDITED DISPUTE RESOLUTION. With the exception of the arbitration provisions which shall specifically apply to the determination of the Fair Market Rental Value and Landlord’s exercise of unlawful detainer remedies, the provisions of this Section 37 contain the sole and exclusive method, means and procedure to resolve any and all disputes or disagreements, including whether any particular matter constitutes, or with the passage of time would constitute, an Event of Default. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Section 37. Any and all attempts to circumvent the provisions of this Section 37 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration to determine whether it would, with the passage of time, constitute an Event of Default, such passage of time shall not commence to run until any such affirmative determination, so long as it is simultaneously determined that the challenge of such matter as a potential Event of Default was made in good faith, except with respect to the payment of money. With respect to the payment of money, such passage of time shall not commence to run only if the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good faith notice stating why the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in the following:

          (a)      Arbitration Panel. Within ten (10) days after delivery of written notice (“Notice of Dispute”) of the existence and nature of any dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, the parties shall each: (i) appoint one (1) lawyer actively engaged in the licensed and full time practice of law, specializing in real estate, in the County of Marin for a continuous period immediately preceding the date of delivery (“Dispute Date”) of the Notice of Dispute of not less than ten (10) years, but who has at no time ever represented or acted on behalf of any of the parties, and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other provisions of this Section 37 (“Acceptance”) to the other parties hereto. The party who selects the lawyer may not consult with such lawyer, directly or indirectly, to determine the lawyer’s position on the issue which is the subject of the dispute. In the event that any party fails to so act, such arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) days after such appointment and notice, such lawyers shall appoint a third lawyer (together with the first two (2) lawyers, “Arbitration Panel”) of the same qualification and background and shall deliver written notice of the identity of such lawyer and a copy of his or her written Acceptance of such appointment to each of the parties. In the event that agreement cannot be reached on the appointment of a third lawyer within such period, such appointment and notification shall be made as quickly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of Marin or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical boundaries of which extend to the County of Marin, as determined by the party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such party to the other party. Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing, delivered to each of the parties, an individual who shall do so. In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the provisions of this Section 37 as if such replacement was an initial appointment to be made under this Section 37 within the time constraints set forth in this Section 37, measured from the date of notice of such vacancy or inability, to the person or persons required to make such appointment, with all the attendant consequences of failure to act timely if such appointed person is a party hereto.
          (b)      Duty. Consistent with the provisions of this Section 37, the members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event on or before the expiration of thirty (30) days after the appointment of the members of the Arbitration Panel. None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Section 37.
          (c)      Authority. The Arbitration Panel shall (i) enforce and interpret the rights and obligations set forth in the Lease to the extent not prohibited by law, (ii) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence, and (iii) make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue, and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages (but shall not award consequential damages to either party and shall not award punitive damages except in situations involving knowing fraud or egregious conduct condoned by, or performed by, the person who, in essence, occupies the position which is the equivalent of the chief executive officer of the party against whom damages are to be awarded), the awarding of reasonable attorneys’ fees and costs to the prevailing party as determined by the Arbitration Panel and the issuance of injunctive relief. If the party against whom the award is issued complies with the award, within the time period established by the Arbitration Panel, then no Event of Default will be deemed to have occurred, unless the Event of Default pertained to the non payment of money by Tenant or Landlord, and Tenant or Landlord failed to make such payment under protest.
          (d)      Appeal. The decision of the Arbitration Panel shall be final and binding, may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise except upon a claim of fraud on the part of the Arbitration Panel, or on the basis of a mistake as to the applicable law. The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction.
38.      CHANGES TO THE PROJECT. Landlord reserves the right at any time to make changes, alterations, reductions and additions to the Project, including the construction of other buildings or improvements in the Project, the leasing of space to restaurant uses, the building of additional stories on any building, without any liability or responsibility to Tenant. Landlord will not block ingress and egress to the Premises. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to the Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. Notwithstanding the foregoing, Landlord agrees that it shall not make or permit any permanent modification to the Building (as built substantially in accordance with the Building Plans), on any changes, alterations, reductions and additions to the Project, which change the nature of the Building to something other than a first class office building, materially obstructs the natural light to the Premises or which materially adversely affects (a) use or occupancy of the Premises, (b) parking serving the Building, or (c) ingress, egress or access to or from the Building and the Premises.
39.      WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF, OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.
40.       OPTIONS TO EXTEND THE TERM.
          (a)      Extension Terms.
                    (1)      First Extension Term. Landlord grants to Tenant an option to extend the Initial Term (the “First Extension Option”) with respect to all (but not less than all) of the rentable area of the Premises leased by Tenant as of the Expiration Date of the Initial Term for five (5) years (the “First Extension Term”). The First Extension Term shall commence immediately following the Expiration Date of the Initial Term. The First Extension Option shall be exercised, if at all, by written notice to Landlord at any time during the Initial Term on or before the date that is one hundred eighty (180) days prior to the Expiration Date, which notice shall be irrevocable by Tenant. Notwithstanding the foregoing, if an Event of Default (following the expiration of all applicable cure period without cure) exists under this Lease either at the time Tenant exercises the First Extension Option or at any time thereafter prior to on upon the commencement of the First Extension Term, Landlord shall have, in addition to all of Landlord’s other rights and remedies under this Lease, the right to terminate the First Extension Option and to cancel unilaterally Tenant’s exercise of the First Extension Option, in which event the Expiration Date of this Lease shall be and remain the then scheduled Expiration Date, and Tenant shall have no further rights under this Lease to renew or extend the Term.
                    (2)      Second Extension Term. Landlord grants to Tenant an option to extend Term of this Lease (the “Second Extension Option”) with respect to all (but not less than all) of the rentable area of the Premises leased by Tenant as of the Expiration Date of the First Extension Term for five (5) years (the “Second Extension Term”). The Second Extension Term shall commence immediately following the Expiration Date of the First Extension Term. The Second Extension Option shall be exercised, if at all, by written notice to Landlord at any time during the First Extension Term on or before the date that is one hundred eighty (180) days prior to the Expiration Date of the First Extension Term, which notice shall be irrevocable by Tenant. Notwithstanding the foregoing, if an Event of Default (following the expiration of all applicable cure period without cure) exists under this Lease either at the time Tenant exercises the Second Extension Option or at any time thereafter prior to or upon the commencement of the Second Extension Term, Landlord shall have, in addition to all of Landlord’s other rights and remedies under this Lease, the right to terminate the Second Extension Option and to cancel unilaterally Tenant’s exercise of the Second Extension Option, in which event the Expiration Date of this Lease shall be and remain the then scheduled Expiration Date of the First Extension Term, and Tenant shall have no further rights under this Lease to renew or extend the Term.
          (b)      Extension Term Rent.
                    (1)      The First Extension Term and Second Extension Term (each an “Extension Term”) shall be upon and subject to all of the terms, covenants and conditions of this Lease; provided, however, that Basic Rent for each Extension Term shall be equal to ninety-five percent (95%) of the Fair Market Rental Value and the Base Year for each Extension Term shall be the calendar year in which such Extension Term commences unless the Extension Term commences on or after October 1 of such calendar year, in which event the Base Year shall be the calendar year following the calendar year in which the Extension Term commences. Such Basic Rent shall be determined by Landlord in good faith not later than four (4) months prior to the commencement of the applicable Extension Term. Tenant shall send to Landlord a written notice, within thirty (30) days after the date of Landlord’s notice setting forth the Fair Market Rental Value for the Extension Term, which notice shall state that Tenant either (x) agrees with Landlord’s determination of Fair Market Rental Value for the Extension Term or (y) disagrees with Landlord’s determination of Fair Market Rental Value for the Extension Term and elects to resolve the disagreement as provided in Section 40(b)(2) below. If Tenant does not send to Landlord a notice as provided in the previous sentence within the said thirty (30) day period, Tenant will be deemed to have elected (y) above and the Fair Market Rental Value shall be resolved in accordance with Section 40(b)(2) below. Until the disagreement is resolved as provided in Section 40(b)(2) below, Tenant’s monthly payments of Basic Rent during the then applicable Extended Term shall be in an amount not less than the greater of (x) Tenant’s determination of the Fair Market Rental Value and (y) the Basic Rent payable for the twelve (12) month period immediately preceding the commencement of the Extension Term. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the brokers, one party shall make any necessary payment to the other party in order to adjust the amount previously paid by Tenant during the Extension Term to the Fair Market Rental Value as determined. Tenant shall in any event pay all applicable additional charges with respect to the Premises, in the manner and at the times provided in this Lease, effective upon the commencement of the Extension Term, and notwithstanding any dispute regarding the Basic Rent for the Extension Term.
                    (2)       Any disagreement regarding the Fair Market Rental Value as defined in this Section 40 shall be resolved as follows:
                              (i)      Within twenty (20) days after Tenant’s response to Landlord’s notice of the Landlord’s initial determination of the Fair Market Rental Value, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.
                              (ii)      If, within the twenty (20) day consultation period described in subsection (i) above, Landlord and Tenant cannot reach an agreement as to the Fair Market Rental Value, they shall each make a separate determination of the Fair Market Rental Value within five (5) business days after the expiration of the said twenty (20) day period, and such determinations shall be submitted to arbitration in accordance with subsection (iii) below; provided that, if only one (1) determination of Fair Market Rental Value is submitted to arbitration within the said five (5) business day period, then such determination shall equal the Basic Rent for the Extension Term and the parties shall not proceed with arbitration.
                              (iii)      If the Basic Rent has not been determined pursuant to the procedures outlined above, Landlord and Tenant shall each appoint one arbitrator who is unaffiliated with Landlord or Tenant and who shall be a real estate broker and shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial mid-rise and/or high-rise properties in the greater San Francisco metropolitan area. Each such arbitrator shall be appointed within five (5) business days after the expiration of the twenty (20) day period described in subsection (ii) above. The two (2) arbitrators so appointed shall within ten (10) days of the date of appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the first two (2) arbitrators. The determination of the arbitrators shall be limited solely to the issue of whether the Landlord’s or the Tenant’s submitted Fair Market Rental Value (using the criteria for determining Fair Market Rental Value set forth in Paragraph 15 of the Basic Lease Provisions) is the closest to the actual Fair Market Rental Value of the Premises, as determined by the arbitrators. The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use the Landlord’s or the Tenant’s submitted Fair Market Rental Value as the Basic Rent for the Extension Term, and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within the five (5) business day period provided above, then the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the ten (10) day period provided above, or both parties fail to appoint an arbitrator within the five (5) business day period provided above, then the Landlord shall prepare and submit to Tenant a list of three (3) proposed arbitrators that possess the required qualifications as set forth above; provided that none of such proposed arbitrators nor the firm for which any of them works shall be a current or past affiliate of either the Landlord or the Tenant or currently retained or employed by the Landlord or the Tenant. Within five (5) business days after receipt of such list, the Tenant shall select an arbitrator therefrom and such person shall be the third or single, as the case may be, arbitrator hereunder. If Tenant fails to make such selection with such five (5) business day period, then the Landlord shall select the third or single, as the case may be, arbitrator from such list. Each party shall pay the cost of the arbitrator which it first selects and the parties shall share equally the cost of the third arbitrator.
41.       GENERAL PROVISIONS.
          (a)      Entire Agreement. This Lease contains all of the agreements of the parties, and there are no verbal or other agreements which modify or affect this Lease. This Lease supersedes any and all prior agreements made or executed by or on behalf of the parties hereto regarding the Premises.
          (b)      Terms and Headings. The words “Landlord” and “Tenant” include the plural as well as the singular, and words used in any gender include all genders. The titles to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
          (c)      Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective permitted successors in interest and assigns.
          (d)      Brokers. Each of Landlord and Tenant represents and warrants to the other party that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease other than

Landlord’s Broker and Tenant’s Broker (as defined in Paragraphs 22 and 23, respectively, of the Basic Lease Information) (collectively, the “Brokers”) and shall indemnify, defend and hold harmless the other party from and against any claim, demand, damage, loss, cost, liability or expense incurred by such other party as a result of any claim asserted by any other broker, finder or other person other than Brokers on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of such representing party, respectively.
          (e)      Liability of Landlord. Landlord’s obligations and liability to Tenant under this Lease shall be limited solely to Landlord’s interest in the Project, all post-judgment rents, issues and profits arising therefrom and the proceeds from the sale thereof, and any available insurance proceeds and neither Landlord nor any of the members in Landlord, nor any officer, director, shareholder or partner of or in Landlord or any members in Landlord shall have or incur any personal liability whatsoever with respect to this Lease.
          (f)      Independent Covenants. Subject to the provisions of Section 7(a) above, this Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of amounts owing hereunder against Landlord except as otherwise provided in this Lease; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or the Project or any portion thereof, and an opportunity is granted to Landlord and such mortgage holder to correct such violations as provided above.
          (g)      Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
          (h)      Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.
          (i)      Force Majeure. Except as may be otherwise specifically provided herein, time periods for Landlord’s or Tenant’s performance under any provisions of this Lease not involving the payment of money shall be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s control, including, without limitation, strikes, embargoes, governmental regulations, acts of God, weather, war or other strife. Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.
          (j)       Intentionally Omitted.

          (k)      Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.
          (1)      No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising additional rent or the amount of the additional rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.
          (m)      Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building and the Belvedere Place office center so long as the Building remains a first-class office building comparable to Comparable Buildings. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building or the Belvedere Place office center.
          (n)      Transportation Management. Tenant shall exercise commercially reasonable efforts to comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take reasonable and responsible action for the transportation planning and management of all employees located at the Project by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; and (v) utilizing flexible work shifts for employees.
          (o)      Modification for Lender. If, in connection with Landlord’s obtaining construction, interim or permanent financing for the Building or Project, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder, decrease Tenant’s rights or adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.
          (p)      Requirements of Law. Landlord shall comply with all laws, rules and regulations (including, without limitation, the Americans with Disabilities Act) applicable to the common areas of the Building, other than such laws, rules and regulations with which Tenant is obligated to comply under the terms of this Lease.
          (q)      Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum hereof without the consent of the other, which consent shall not be unreasonably withheld.

          (r)      Applicable Laws. This Lease shall be governed by and construed pursuant to the laws of the State of California.
          (s)      Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any act or omission of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.
          (t)      Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
          (u)      Project or Building Name and Storage. Landlord shall have the right at any time to change the name of the Building or Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or the Building (including the name Belvedere Place) or use pictures or illustrations of the Project or the Building in advertising or other publicity, without the prior written consent of the Landlord (which consent shall not be unreasonably withheld).
          (v)      Survival of Obligations. All provisions of this Lease which require the payment of money or the delivery of property after the termination of this Lease or require either party to indemnify, defend or hold the other harmless shall survive the termination of this Lease.
          (w)      Authority. Each individual executing this Lease represents that it has all requisite power and authority to execute and deliver this Lease on behalf of the entity for which it is signing, and by his or her signature, will bind such party to the terms of this Lease.
          (x)      Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (y)      Consent/Duty to Act Reasonably. Any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.
          (z)      Landlord Bankruptcy Proceeding. In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, and in addition to any and all other remedies permitted by this Lease and/or by applicable laws Tenant shall have the right to set off against Rents next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord’s obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord’s obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.
          (aa)      Access. Tenant shall be granted access to the Building, the Premises and the parking provided to the Building twenty-four (24) hours per day, seven (7) days per week, every day of the year.
          (bb)      Prohibited Persons and Transactions. Tenant and Landlord (each, a “Representing Party”) each represents and warrants to the other (i) that neither the Representing Party nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the “Executive Order”) signed on September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism,” or other governmental action, (ii) that the Representing Party’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the Term the Representing Party shall comply with the Executive Order and with the Money Laundering Act.

          (cc)      When Payment Is Due. Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately”, “promptly” and/or “on demand”, or the equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding payment.
          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:	BENTLY HOLDINGS CALIFORNIA LP, a California limited partnership

	By:	/s/ Chris Bently
Name: Chris Bently Its: CEO

	By:	/s/ Amber Marie Bently
Name: Amber Marie Bently Its: President

TENANT:	REDWOOD TRUST, INC., a Maryland corporation

	By:	/s/ Harold F. Zagunis
Name: Harold F. Zagunis Its: CFO

EXHIBIT A
LEGAL DESCRIPTION OF THE PROPERTY
All that certain real property situated in the County of Marin, State of California, described as follows:
PARCEL ONE:
PARCEL 2, as shown upon that certain map entitled, “Parcel Map, Bernard J. Schoenberg, 2514 O.R. 36 and 2721 O.R. 177, Marin County, California”, filed for record August 22, 1974 in Volume 10 of Parcel Maps, at Page 54, Marin County Records.
PARCEL TWO:
A NON-EXCLUSIVE EASEMENT for roadway and public utility purposes over the following described property:
BEGINNING at a point called true point of beginning in the Memorandum of Lease recorded in Book 1965 of Official Records, at Page 240; thence along the Easterly line of Belvedere Drive on a curve to the left, having a radius of 188.16 feet, whose center bears North 12☐ 57☐ 25☐ West through an angle of 25☐ 24☐ 25☐ 83.44 feet; thence leaving said Drive on a curve to the left having a radius of 20 feet, whose center bears South 38☐ 21☐ 50☐ East through an angle of 48☐ 12☐ 10☐ 16.83 feet; thence South 03☐ 26☐ West 155.95 feet to the Lands of Millard Development Company recorded February 4, 1966 in Book 2022 of Official Records, at Page 393; thence along said Lands, South 50☐ 20☐ 34☐ West 52.37 feet to an angle point in said Lands; thence leaving said Lands, North 03☐ 20☐ 17☐ West 13.69 feet to the corner of said Lands in the Memorandum of Lease; thence along said Lands, North 03☐ 26☐ East 133.47 feet; thence on a curve to the left, having a radius of 20 feet, whose center bears North 86☐ 34☐ West through an angle of 106☐ 23☐ 25☐ a distance of 37.14 feet to the point of beginning.

EXHIBIT B
DESCRIPTION OF THE PREMISES

EXHIBIT C
NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated _______ , 2006, between Bently Holdings California LP, a California limited partnership (“Landlord”), and Redwood Trust, Inc., a Maryland corporation (“Tenant”), concerning Suite 200 on the Second Floor of the office building located within the Belvedere Place office center at Two Belvedere Place, Mill Valley, California
Ladies and Gentlemen:
            In accordance with the referenced Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Substantial Completion of the Premises has occurred, and the Term shall commence on or has commenced on for a term of months ending on .

2.	Rent commenced to accrue on _______ , in the amount of $ [INSERT BASIC RENT AND ADDITIONAL RENT].

3.	If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to ___ ____ at _______.
          Initially capitalized terms used herein without definition shall have the respective meanings given such terms in the Lease.
LANDLORD:

Bently Holdings California LP, a California limited partnership

By:	/s/ Chris Bently
Name: Chris Bently Title: CEO

EXHIBIT D
FORM OF TENANT ESTOPPEL CERTIFICATE
TENANT ESTOPPEL CERTIFICATE

To:

Ladies and Gentlemen:
                                                                       , a                                          (“Tenant”) hereby certifies as follows:
          1.      The undersigned is the Tenant under that certain Office Lease dated                      (the “Lease”), executed by BENTLY HODLINGS CALIFORNIA LP, a California limited partnership (“Landlord”), as Landlord, and the undersigned, as Tenant, covering a portion of the building located at                      Belvedere Place, Mill Valley, California designated as Suite 200 and located on Second Floor (the “Premises”). Initially capitalized terms used herein without definition shall have the respective meanings given such terms in the Lease.
          2.      The Premises consists of approximately                      rentable square feet of space. Tenant has paid to Landlord a security deposit of $                     . The Term of the Lease commenced on                      and the expiration of the Lease is                                         . Tenant has paid rent through                                             . The next rental payment in the amount of $                        is due on                                             . Tenant is required to pay                       percent (                    %) of all annual operating expenses for the Project in excess of                                          .
          3.      The Lease provides for an option to extend the Term of the Lease for                      years. The rental rate for such extension term is as follows:                                                              . Except as expressly provided in the Lease, and other documents attached hereto, Tenant does not have any right or option to renew or extend the Term of the Lease, to lease other space at the Project, nor any preferential right to purchase all or any part of the Premises, the Building or the Project.
          4.      True, correct and complete copies of the Lease and all amendments, modifications and supplements thereto are attached hereto and the Lease, as so amended, modified and supplemented is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises, the Building and the Project. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement):

.

          5.      All space and improvements leased by the Tenant have been completed and furnished in accordance with the provisions of the Lease, and the Tenant has accepted and taken possession of the Premises.

          6. To Tenant’s actual knowledge, Landlord is not in any respect in default in the performance of the terms and provisions of the Lease. Tenant is not in any respect in default under the Lease beyond all applicable notice and cure periods and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.
          7. There are no offsets or credits against rentals payable under the Lease and no free rent periods or rental concessions have been granted to Tenant, except as follows:                                                              .
          8. If Tenant is a corporation or partnership, each individual executing this Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Certificate and that each person signing on behalf of Tenant is authorized to do so.
          9. This Certificate is given to                                                              with the understanding that                                                              will rely hereon in connection with the conveyance/financing of the Building or Project of which the Premises is a part. Following any such conveyance/financing, Tenant agrees that this Lease shall remain in full force and effect and shall bind and inure to the benefit of                                          and its lenders, successors and assigns. Tenant hereby expressly acknowledges and agrees that                                                              is relying upon this Certificate.

“Tenant”
,

a

By:
Name:
Title:

EXHIBIT E
RULES AND REGULATIONS
          1. Tenant shall have access to the Building and the Premises at all times during the Term, except to the extent otherwise necessary for emergencies, maintenance or repairs, which maintenance and repairs shall be accomplished with as little interference to Tenant as commercially reasonable. On all hours other than normal business hours for the Project (as defined in Paragraph 19(iii) of these Rules and Regulations below), or such other hours as Landlord shall determine from time to time, access to the Project and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Project may be restricted and access gained by use of a key/card key to the outside doors of the Project, or pursuant to such security procedures as Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant’s business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant Parties shall enter into areas reserved for the exclusive use of Landlord Parties. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.
          2. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Project, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense). Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.
          3. Tenant shall not in any manner use the name of the Project for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Project, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord’s express written consent.
          4. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof are first approved by Landlord in writing.
          5. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, and always at Tenant’s sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense. Landlord may inspect items brought into the Project or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Project be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Project any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Project employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any handcarts used at the Project shall have rubber wheels.
          6. Tenant shall not overload any floor or part thereof in the Premises, or Project, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant’s expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.
          7. Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.
          8. If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord’s direction at Tenant’s expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of tenants of the Building, and shall not in any event connect a greater load than such safe capacity.
          9. Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitorial and other similar services, except from Persons approved by Landlord in writing. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Project.
          10. The toilet rooms, urinals, washbowls and other such apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it. Tenant shall not cause any unnecessary labor by reason of

Tenant’s carelessness or indifference in the preservation of good order and cleanliness in and around the Project.
          11. The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties, without Landlord’s prior written consent.
          12. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away food in any form by or to any of the other Tenant Parties or any other parties on the Premises, nor permit any of the same to occur (other than in lunchrooms or kitchens for employees).
          13. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Project and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s use of the Premises specified in the Lease.
          14. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to ensure the most effective and energy-efficient operation of the Project and shall not allow the adjustment (except by Landlord’s authorized Project personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.
          15. Tenant shall conduct no auction, fire or “going out of business” sale or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant’s creditors.
          16. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Project, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).
          17. Tenant will comply with all municipal, county, state, federal or other governmental laws, statutes, codes, regulations and other requirements, including without limitation, environmental health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

          18. Tenant shall not carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises except as permitted by the Lease, use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, place any radio or television antennae other than inside of the Premises except as permitted by the Lease, operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, use any source of power other than electricity, operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Project or elsewhere, bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Project, make or permit objectionable noise or odor to emanate from the Premises, do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Project, throw or permit to be thrown or dropped any article from any window or other opening in the Building, use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Project or violate the certificates of occupancy issued for the Premises or the Project, use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials), do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Project or the occupants of neighboring property, or at any time go upon the roof of the Building without prior approval from Landlord.
          19. The following Rules shall apply regarding the parking area:
                    (i) Parking shall be available in areas designated generally for tenant parking. Tenant shall have card-key access to the parking facilities 24 hours a day, seven day a week. In all cases, parking for Tenant and the other Tenant Parties shall be on a “first come, first served,” unassigned basis, with Landlord and other tenants at the Project, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant Parties shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles.
                    (ii) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Project without liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to temporarily close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, law or governmental requirement, or any other reason beyond Landlord’s reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event,

Landlord shall have no liability for claims arising through acts or omissions of such independent contractor.
                    (iii) Normal business hours for the Project shall be 7 A.M. to 6 P.M., Monday through Friday, and 9:00 A.M. to 12:00 P.M. on Saturdays, or such other hours as may be reasonably established by Landlord or its parking operator from time to time. During such normal business hours, cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small or compact cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.
          20. The directory of the Building will be provided for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Any additional name that Tenant shall desire to be placed upon the directory must first be approved by Landlord, and if so approved, a charge will be made therefor.
          21. Landlord may waive any one or more of these Rules for the benefit of a particular tenant, but no such waiver by Landlord shall be construed as a waiver of these Rules in favor of any other tenant nor prevent Landlord from thereafter enforcing any such Rules against any or all of the tenants of the building.
          22. Landlord reserves the right to make such other and reasonable rules as in its sole and absolute discretion may from time to time be needed for the safety, care, efficiency, cleanliness, management and operation of the building, and for the preservation of good order therein; provided, however, that no such changes shall interfere with Tenant’s permitted use of the Premises. In the event of a conflict between these Rules and Regulations and the Lease, the Lease shall control.

EXHIBIT F
BASE BUILDING STANDARD SHELL CONSTRUCTION SPECIFICATIONS

Floor:	Current floor covering is carpet.

Exterior Bldg. Walls:	Walls are insulated, finished with taped drywall and are painted.

Interior Demising Walls:	Demising walls are finish taped drywall and ready to receive tenant’s wall finish.

Ceiling:	Ceilings are left open to underside of slab above.

Fire Sprinklers:	Fire sprinklers are in upright pendant heads in general protective pattern.

Structural Elements:	Columns and roof trusses are exposed and can be used as architectural elements by the tenant or encased in drywall. (These elements do not require fireproofing.)

Mechanical:	Each floor contains a central water loop with approximately one zone per 2,000 square feet of space. The tenant is responsible for the distribution and thermostatic controls in the tenant space. Tenants may add additional zones (which require additional heat pumps) for private offices, heat-generating equipment or special requirements.

Electrical:	A panel board at the designated building electrical room is provided.

The building has specified a 2 x 4-foot parawedge fluorescent fixture to be used by the tenant improvement contractors. The building will stipulate the layout of the lighting along the curtain wall for consistency.

Telecommunications:	The building provides phone and cable connections to the designated main electrical/communications room for each floor.

Drapery:	A building standard window covering is provided.

Toilet rooms:	Toilet rooms are fully improved.

Multi-Tenant Floor:	The Building provides exit corridors, elevator lobbies and an entry door to each tenant space. Doors are wood birch, door frames are hollow metal, lobbies have a stone floor with carpet inset, door hardware is brushed aluminum and the storefront and railings are aluminum and glass.

Landscaping	Paving and landscaping are existing on exterior portions of the Project.

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